EXHIBIT 4.2

                                                      [COMPOSITE CONFORMED COPY]




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                        CORDIANT FINANCE, INC., as Issuer



             CORDIANT COMMUNICATIONS GROUP PLC, as Parent Guarantor



                                  $175,000,000

                     7.61% Guaranteed Senior Notes due 2011





                             _____________________


                             NOTE PURCHASE AGREEMENT



                             _____________________




                            Dated as of April 5, 2001




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[Exhibits  4.4(a)(i),  4.4(a)(ii) and 4.4(a)(iii) to the Note Purchase Agreement
are photocopies of the legal opinions as delivered at the Closing.]

                                      Table of Contents

                                                                            Page


1.      AUTHORIZATION OF NOTES................................................1
        1.1.      The Notes...................................................1
        1.2.      The Guarantees..............................................1

2.      SALE AND PURCHASE OF NOTES............................................2

3.      CLOSING...............................................................2

4.      CONDITIONS TO CLOSING.................................................2
        4.1.      Representations and Warranties..............................3
        4.2.      Performance; No Default.....................................3
        4.3.      Compliance Certificates.....................................3
        4.4.      Opinions of Counsel.........................................3
        4.5.      Subsidiary Guarantees.......................................3
        4.6.      Purchase Permitted by Applicable Law, etc...................4
        4.7.      Sale of Notes to Other Purchasers...........................4
        4.8.      Payment of Special Counsel Fees.............................4
        4.9.      Private Placement Number....................................4
        4.10.     Changes in Corporate Structure..............................4
        4.11.     Proceedings and Documents...................................4

5.      REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE COMPANY..........5
        5.1.      Organization; Power and Authority...........................5
        5.2.      Authorization, etc..........................................5
        5.3.      Disclosure..................................................5
        5.4.      Organization and Ownership of Shares of
                  Subsidiaries; Affiliates....................................6
        5.5.      Financial Statements........................................7
        5.6.      Compliance with Laws, Other Instruments, etc................7
        5.7.      Governmental Authorizations, etc............................7
        5.8.      Litigation; Observance of Agreements, Statutes
                   and Orders.................................................7
        5.9.      Taxes.......................................................8
        5.10.     Title to Property; Leases...................................8
        5.11.     Licenses, Permits, etc......................................8
        5.12.     ERISA; Foreign Plans........................................9
        5.13.     Private Offering...........................................10
        5.14.     Use of Proceeds; Margin Regulations........................10
        5.15.     Existing Borrowed Money; Future Encumbrances...............10
        5.16.     Foreign Assets Control Regulations, etc....................11
        5.17.     Status Under Certain Statutes..............................11
        5.18.     Environmental Matters......................................11
        5.19.     Solvency of Subsidiary Guarantors; Priority
                    of Obligations...........................................11

6.      REPRESENTATIONS OF THE PURCHASER.....................................12
        6.1.      Purchase of Notes..........................................12
        6.2.      Source of Funds............................................12

7.      INFORMATION AS TO COMPANY............................................13
        7.1.      Financial and Business Information.........................13
        7.2.      Officer's Certificate......................................15
        7.3.      Inspection.................................................16
        7.4.      Limitation on Disclosure Obligation........................16

8.      PREPAYMENT OF THE NOTES..............................................17
        8.1.      Required Prepayments.......................................17
        8.2.      Optional Prepayments with Make-Whole Amount................18
        8.3.      Notice of Prepayments......................................18
        8.4.      Allocation of Partial Prepayments..........................18
        8.5.      Maturity; Surrender, etc...................................18
        8.6.      Purchase of Notes..........................................19
        8.7.      Make-Whole Amount..........................................19

9.      AFFIRMATIVE COVENANTS................................................20
        9.1.      Compliance with Law........................................20
        9.2.      Insurance..................................................21
        9.3.      Maintenance of Properties..................................21
        9.4.      Payment of Taxes and Claims................................21
        9.5.      Corporate Existence, etc...................................22
        9.6.      Lines of Business..........................................22
        9.7.      Additional Subsidiary Guarantors; Release of
                  Subsidiary Guarantors......................................22

10.     NEGATIVE COVENANTS...................................................23
        10.1.     Encumbrances...............................................23
        10.2.     Subsidiary Borrowings......................................23
        10.3.     Maintenance of Financial Conditions........................24
        10.4.     Asset Dispositions.........................................24
        10.5.     Merger, Consolidation, Amalgamation, etc...................26
        10.6.     Transactions with Affiliates...............................27

11.     EVENTS OF DEFAULT....................................................27

12.     REMEDIES ON DEFAULT, ETC.............................................30
        12.1.     Acceleration...............................................30
        12.2.     Other Remedies.............................................31
        12.3.     Rescission.................................................31
        12.4.     No Waivers or Election of Remedies,
                    Expenses, etc............................................31

13.     PARENT GUARANTEE.....................................................32
        13.1.     Guarantee..................................................32


                                      (ii)


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        13.2.     Subrogation and Contribution...............................34

14.     TAX INDEMNIFICATION..................................................34

15.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................36
        15.1.     Registration of Notes......................................36
        15.2.     Transfer and Exchange of Notes.............................36
        15.3.     Replacement of Notes.......................................37

16.     PAYMENTS ON NOTES....................................................37
        16.1.     Place of Payment...........................................37
        16.2.     Home Office Payment........................................37

17.     EXPENSES, ETC........................................................38
        17.1.     Transaction Expenses.......................................38
        17.2.     Survival...................................................39

18.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         ENTIRE AGREEMENT.......................................... .........39

19.     AMENDMENT AND WAIVER.................................................39
        19.1.     Requirements...............................................39
        19.2.     Solicitation of Holders of Notes...........................39
        19.3.     Binding Effect, etc........................................40
        19.4.     Notes held by the Issuer, etc..............................40

20.     NOTICES..............................................................40

21.     REPRODUCTION OF DOCUMENTS............................................41

22.     CONFIDENTIAL INFORMATION.............................................41

23.     SUBSTITUTION OF PURCHASER............................................42

24.     MISCELLANEOUS........................................................42
        24.1.     Successors and Assigns.....................................42
        24.2.     Construction...............................................43
        24.3.     Jurisdiction and Process; Waiver of Jury Trial;
                    Judgment Currency........................................43
        24.4.     Payments Due on Non-Business Days..........................44
        24.5.     Severability...............................................44
        24.6.     Accounting Terms...........................................45
        24.7.     Counterparts...............................................45
        24.8.     Governing Law..............................................45


                                     (iii)


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Exhibit 1.1          --  Form of 7.61% Guaranteed Senior Note due 2011
Exhibit 1.2          --  Form of Subsidiary Guarantee
Exhibit 4.4(a)(i)    --  Form of Opinion of Solicitors for the Company
                         and the Subsidiary Guarantors
Exhibit 4.4(a)(ii)   --  Form of Opinion of Special U.S. Counsel for the
                         Issuer, the Company and the Subsidiary Guarantors
Exhibit 4.4(a)(iii)  --  Form of Opinion of Inside Counsel for the Issuer
Exhibit 4.4(b)       --  Form of Opinion of Special Counsel for the Purchasers
Exhibit 9.7          --  Documents to Be Delivered by each additional Subsidiary
                         Guarantor pursuant to Section 9.7

Schedule A           --  Names and Addresses of Purchasers
Schedule B           --  Defined Terms
Schedule 4.5         --  Subsidiary Guarantors
Schedule 5.3         --  Disclosure Documents
Schedule 5.4         --  Subsidiaries
Schedule 5.5         --  Financial Statements
Schedule 5.15        --  Existing Indebtedness


                                      (iv)

                             CORDIANT FINANCE, INC.

                        CORDIANT COMMUNICATIONS GROUP PLC


                     7.61% Guaranteed Senior Notes due 2011



                                                             As of April 5, 2001



TO EACH OF THE PURCHASERS LISTED IN THE
   ATTACHED SCHEDULE A:

Ladies and Gentlemen:

          CORDIANT FINANCE, INC., a Delaware corporation (the "Issuer"), and CORDIANT COMMUNICATIONS GROUP PLC (Registered No. 1320869), a public limited liability company organized under the laws of England and Wales (the "Company" or the "Parent"), jointly and severally agree with you as follows:

1.      AUTHORIZATION OF NOTES.

1.1.    The Notes.

          The Issuer has duly authorized the issue and sale of $175,000,000 aggregate principal amount of its 7.61% Guaranteed Senior Notes due 2011 (the "Notes"), each such note to be in the form set out in Exhibit 1.1. As used herein, the term "Notes" shall mean all notes originally delivered pursuant to this Agreement and the Other Agreements referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.    The Guarantees.

          (a) The obligations of the Issuer hereunder and under the Other Agreements and the Notes will be unconditionally and irrevocably guaranteed by the Parent, which owns beneficially and of record all of the issued and outstanding capital stock of the Issuer, pursuant to a parent guarantee contained in Section 13 of this Agreement and the Other Agreements (the "Parent Guarantee").

          (b) The obligations of the Parent under Parent Guarantee will be unconditionally guaranteed by certain of its existing Subsidiaries, pursuant to subsidiary guarantees substantially in the form of Exhibit 1.2 (individually a "Subsidiary Guarantee" and collectively the "Subsidiary Guarantees", which terms shall include after the date of the Closing all additional Subsidiary Guarantees from time to time executed and delivered pursuant to Section 9.7(a)), it being understood that, except under certain circumstances described in Section 9.7, no Subsidiary of the Company shall be required to execute and deliver a Subsidiary Guarantee if such Subsidiary is a Designated non-U.S. Subsidiary. As used in this Agreement, the term "Designated non-U.S. Subsidiary" means, at any date, a Subsidiary of the Company that is a direct or indirect non-U.S. Subsidiary of the Issuer or any of its U.S. Affiliates.

2.      SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to you and you will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Issuer and the Parent are entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.      CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 at 10:00 a.m., New York time, at a closing (the "Closing") on April 5, 2001, or on such other Business Day thereafter as may be agreed upon by the Issuer and you and the Other Purchasers. At the Closing the Issuer will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request prior to the Closing), dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer's account number 3043-9858 at Citibank, NA, 399 Park Avenue, New York, NY 10043, ABA Number 021000089.

          If at the Closing the Issuer shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.      CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:


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                                       3


4.1.    Representations and Warranties.

          The representations and warranties of the Issuer and the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.    Performance; No Default.

          The Issuer and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing; and after giving effect to the issue and sale of the Notes (and the substantially concurrent application of the proceeds thereof to repay Indebtedness as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 to 10.6, inclusive, had such Sections applied since such date.

4.3.    Compliance Certificates.

          (a) Officer's Certificates. Each of the Issuer and the Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

          (b) Secretary's Certificates. Each of the Issuer and the Company shall have delivered to you a certificate of its Secretary or an Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Other Agreements and, in the case of the Issuer, the Notes.

4.4.    Opinions of Counsel.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from (i) Macfarlanes, solicitors for the Company and the Subsidiary Guarantors, (ii) White & Case LLP, special U.S. counsel for the Issuer, the Company and the Subsidiary Guarantors, and (iii) Michael J. Kopcsak, Executive Vice President and General Counsel of Cordiant Communications Group Worldwide, Inc., substantially in the respective forms set forth in Exhibits 4.4(a)(i), 4.4(a)(ii) and 4.4(a)(iii), and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Issuer and the Company hereby instruct such counsel to deliver such opinions to you) and (b) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.    Subsidiary Guarantees.

          A Subsidiary Guarantee, dated as of a date on or before the date of the Closing, shall have been executed and delivered by each Subsidiary listed in
Schedule 4.5 (sometimes individually a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors", which term shall include at any time after the date of the Closing each other Subsidiary that theretofore executes and delivers a Subsidiary Guarantee pursuant to Section 9.7 but shall exclude at such time any Subsidiary or other Person theretofore released from its obligations as a Subsidiary Guarantor pursuant to Section 9.7) in the form hereinabove recited and shall be in full force and effect.

4.6.    Purchase Permitted by Applicable Law, etc.

          On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate of the Company certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.7.    Sale of Notes to Other Purchasers.

          The Issuer shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.8.    Payment of Special Counsel Fees.

          Without limiting the provisions of Section 16.1, the Issuer shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing.

4.9.    Private Placement Number.

          A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.10.   Changes in Corporate Structure.

          Neither the Issuer nor the Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

4.11.   Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.      REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE COMPANY.

          The Issuer and the Company jointly and severally represent and warrant to you that:

5.1.    Organization; Power and Authority.

          The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is a public limited liability company duly organized and validly existing under the laws of England and Wales. Each of the Issuer and the Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and, in the case of the Issuer, the Notes and to perform the provisions hereof and thereof.

5.2.    Authorization, etc.

          This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of the Company and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited as aforesaid.

5.3.    Disclosure.

          The Issuer and the Company, through their agent, HSBC Securities (USA) Inc., has delivered to you a copy of a Confidential Offering Memorandum, dated February 2001 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. The Memorandum and the documents, certificates or other writings delivered to you by or on behalf of the Issuer and the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (together with the Memorandum, the "Disclosure Documents"), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes disclosed in the Disclosure Documents or in the financial statements listed in
Schedule 5.5 and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Issuer or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or other Disclosure Documents. Notwithstanding the foregoing, neither the Issuer nor the Company makes any representations or warranty as to the accuracy of any forecast or projection contained in the Memorandum, except that such forecasts and projections were based on assumptions which the Company considered reasonable under the circumstances.

5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates (other than Subsidiaries) which are Material to the Group and (iii) directors and senior officers. Schedule 5.4 also identifies each Material Subsidiary, each Subsidiary that is a borrower or a guarantor under the existing Bank Credit Facility and each such borrower or guarantor Subsidiary that is a Designated non-U.S. Subsidiary.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and (except for possible assessments in respect of non-Material Subsidiaries that in the aggregate could not exceed (L500,000) nonassessable and are owned by the Company or another Subsidiary free and clear of any Encumbrance (except as otherwise disclosed in Schedule 5.4 and other immaterial Permitted Encumbrances).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law and has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, other than failures to be so qualified or in good standing or limitations on power and authority that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate and other power and authority, to execute and deliver and perform its obligations under its respective Subsidiary Guarantee.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed or described in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary. The agreements listed or described in
Schedule 5.4 do not in the aggregate materially restrict the ability of the Company and the Subsidiary Guarantors referred to in Section 4.5 to receive dividends or other similar distributions of profits from other Subsidiaries of the Company.

5.5.    Financial Statements.

          The Company has delivered to you copies of the consolidated financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.    Compliance with Laws, Other Instruments, etc.

          The execution, delivery and performance by the Issuer of this Agreement and the Notes, by the Company of this Agreement and by the Subsidiary Guarantors of their respective Subsidiary Guarantees will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Encumbrance in respect of any property of the Issuer, the Company or any other Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other agreement or instrument to which the Issuer, the Company or any other Subsidiary is bound or by which the Issuer, the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Issuer, the Company or any other Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Issuer, the Company or any other Subsidiary.

5.7.    Governmental Authorizations, etc.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Issuer of this Agreement or the Notes, by the Company of this Agreement or by the Subsidiary Guarantors of their respective Subsidiary Guarantees.

5.8.    Litigation; Observance of Agreements, Statutes and Orders.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Issuer or the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, including without limitation if adversely determined, could reasonably be expected to have a Material Adverse Effect.


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                                       8


          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.    Taxes.

          The Issuer, the Company and the Company's other Subsidiaries have filed all material tax returns that are required to have been filed by them in any jurisdiction, and have paid all taxes and assessments shown to be due and payable on such returns and all other material taxes levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes (a) currently payable without penalty or interest or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. or United Kingdom federal, state or other taxes for all financial periods are adequate in accordance with GAAP.

5.10.   Title to Property; Leases.

          The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed in Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Encumbrances prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.   Licenses, Permits, etc.

          (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

          (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.   ERISA; Foreign Plans.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Encumbrance on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Encumbrances as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that in the aggregate for all Plans is Material. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The execution and delivery of this Agreement and the issuance and sale of the Notes at the Closing hereunder will not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the Code) that would subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Company in the preceding sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by you.

          (e) All Foreign Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Foreign Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries, to the extent Material, have been paid or accrued as required.

5.13.   Private Offering.

          Neither the Issuer nor the Company nor anyone acting on their behalf has offered the Notes, the Parent Guarantee, the Subsidiary Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 53 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Issuer nor the Company nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Parent Guarantee or the Subsidiary Guarantees to the registration requirements of section 5 of the Securities Act.

5.14.   Use of Proceeds; Margin Regulations.

          The Issuer will apply the net proceeds of the sale of the Notes to repay existing Borrowed Money of the Company and its other Subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of any such Borrowed Money being repaid was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer or the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15.   Existing Borrowed Money; Future Encumbrances.

          (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Borrowed Money of the Company and its Subsidiaries as of December 31, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Borrowed Money. Schedule 5.15 also identifies each Bank Credit Facility as of the date of this Agreement and each item of Borrowed Money to be repaid with the proceeds from the sale of the Notes. Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Borrowed Money of the Company or any Subsidiary, and no event or condition exists with respect to any Borrowed Money that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Borrowed Money to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to any Encumbrance not permitted by Section 10.1.

5.16.   Foreign Assets Control Regulations, etc.

          Neither the sale of the Notes by the Issuer hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.   Status Under Certain Statutes.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18.   Environmental Matters.

          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing,

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of, or any liability under, Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use or to their business operations, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.   Solvency of Subsidiary Guarantors; Priority of Obligations.

          Each Subsidiary Guarantor named in Section 4.5 is, and after giving effect to the execution and delivery of its respective Subsidiary Guarantee will be, solvent and, to the knowledge of the Company, no such Subsidiary Guarantor is or will be unable to pay its debts as and when they become payable after giving effect to the execution and delivery of its respective Subsidiary Guarantee and the issuance of the Notes under this Agreement.

          The obligations of the Issuer under the Notes when issued, the obligations of the Company under the Parent Guarantee and the obligations of each Subsidiary Guarantor under its respective Subsidiary Guarantee, will rank at least pari passu with all other unsecured, unsubordinated Indebtedness of the Issuer, the Company and such Subsidiary Guarantor, as the case may be.

6.      REPRESENTATIONS OF THE PURCHASER.

6.1.    Purchase of Notes.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

6.2.    Source of Funds.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account", as such term is defined in the Department of Labor Prohibited Transaction Class Exemption ("PTE") 95-60 (issued July 12, 1995), and such purchase and holding of Notes is exempt under PTE 95-60 as of the date of the Closing; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and such purchase and holding of Notes is exempt under either PTE 90-1 or PTE 91-38 as of the date of the Closing, except with respect to any employee benefit plan or group of plans maintained by the same employer or employee organization that beneficially owns more than 10% of the assets allocated to such pooled separate account or collective investment fund, each of which has been identified by you to the Issuer in writing pursuant to this paragraph (b), and the Issuer has advised you in writing that it is not a party in interest with respect to such plan or plans; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and such purchase and holding of Notes is exempt under PTE 84-14 as of the date of the Closing; or

          (d) the Source is a governmental plan that is not covered by ERISA or
     Section 4975 of the Code, and neither the purchase nor holding of Notes will result in, arise from, constitute or involve a transaction that is prohibited under applicable state or local law; or

          (e) the Source does not include assets of any employee benefit plan subject to Title I of ERISA or any plan subject to Section 4975 of the Code.

          As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "party in interest" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.      INFORMATION AS TO COMPANY.

7.1.    Financial and Business Information.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Interim Statements -- within 90 days after the end of the first Fiscal Half-Year of the Company, duplicate copies of

               (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and

               (ii) an unaudited profit and loss account for such period,

     setting forth in each case in comparative form the figures for the corresponding period in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of the financial information that the Company is required to furnish to London Stock Exchange plc for each such interim period shall be deemed to satisfy the requirements of this Section 7.1(a), provided further that if the financial reporting requirements for companies listed on the Official List of the UK Listing Authority are altered, the Company shall deliver such alternative financial information as the Company shall be required to disclose to its shareholders pursuant to the requirements of the UK Listing Authority in force at such time, as well as such supplemental information as is reasonably necessary to provide such holder with the same substantive consolidated financial information as such holder would have received had the form and detail of the accounts not been changed from the form and detail of the most recent interim accounts listed in Schedule 5.5;

          (b) Annual Statements -- within 150 days after the end of each Fiscal Year of the Company, duplicate copies of

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year,

     setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an audit opinion thereon of independent chartered accountants of recognized national standing in the United Kingdom, which opinion may be contained in the annual statement so provided and shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in the United Kingdom, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a certificate of such accountants stating that they have reviewed the certificate of a Senior Financial Officer of the Company concurrently being provided to holders of Notes pursuant to Section
          7.2 and that (1) the specific financial information contained in such certificate has been accurately extracted from the sources identified in such certificate and, where applicable, agrees with the underlying accounting records of the Group, and (2) the calculations shown in such certificate to have been made in accordance with this Agreement are arithmetically accurate;

     provided that delivery within the time period specified above of the financial information that the Company is required to furnish to the UK Listing Authority for such Fiscal Year, together with the accountants' certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b), provided further however that if the financial reporting requirements for companies listed on the Official List of the UK Listing Authority are altered, the Company shall deliver such alternative financial information as the Company shall be required to disclose to its shareholders pursuant to the requirements of the UK Listing Authority in force at such time, as well as such supplemental information as is reasonably necessary to provide such holder with the same substantive consolidated financial information as such holder would have received (including, without limitation, all such information necessary to verify compliance with the covenants set forth in Sections 10.1 to 10.6, inclusive) had the form and detail of the accounts not been changed from the form and detail of the most recent audited accounts listed in Schedule 5.5;

          (c) Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or similar document that is sent by the Company or any Subsidiary to its lending banks or its public securities holders (other than any such statement, report, circular, notice or other document that is neither a financial statement nor contains financial information) and each material document filed by the Company with the UK Listing Authority or London Stock Exchange plc and thereafter generally available to the public, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or stock exchange and
     (iii) each press release or other statement made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer of the Issuer or the Company becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Issuer and the Company are taking or propose to take with respect thereto;

          (e) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (f) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or the ability of the Issuer to perform its obligations hereunder and under the Notes or the ability of the Company to perform its obligations hereunder, in each case as from time to time may be reasonably requested by any such holder of Notes.

7.2.    Officer's Certificate.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.6, inclusive, during the interim or annual period covered by the statements then being furnished (including with respect to each such

     Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including without limitation any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Issuer or the Company shall have taken or proposes to take with respect thereto.

7.3.    Inspection.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive offices of the Issuer and the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with officers of the Issuer and the Company, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent chartered accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Issuer to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

7.4.    Limitation on Disclosure Obligation.

          The Company shall not be required to disclose the following information pursuant to Section 7:

          (a) information that, notwithstanding Section 22, the Company would be prohibited from disclosing by law or regulation, provided that a written opinion of counsel, if reasonably requested by any holder of a Note, has been furnished to each holder of Notes at the Company's expense, to the effect that the disclosure of such information to such holders would give rise to a breach of applicable law or regulations;

          (b) information that the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall make a good faith attempt to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information; or

          (c) information that, notwithstanding Section 22, would require the Company to make public disclosure of such information to comply with any of its continuing obligations under the rules of London Stock Exchange plc or any other securities exchange or the Listing Rules made by the UK Listing Authority or the City Code on Takeovers and Mergers (each an "Authority"), provided that the Company shall, if so requested by any holder of a Note, promptly approach the relevant Authority (except that the Company shall not be required to disclose the substance or nature of the relevant information to such Authority, but rather shall only be required to inform such Authority that the Company believes such information constitutes price sensitive information) and request confirmation from a senior officer of such Authority to the effect that the Company may disclose such information to holders of the Notes without having to disclose such information publicly or otherwise being in breach of the rules of such Authority and the Company shall not have received confirmation to such effect in form and substance reasonably satisfactory to the Company.

Any such inquiry by the Company to an Authority shall expressly indicate the nature of this Agreement, the Notes and the obligations of the Company with respect thereto, that a request for information was made pursuant to a covenant in this Agreement requiring the Company to provide such information and that the recipients of such information are bound by the confidentiality provisions of
Section 22.

8.      PREPAYMENT OF THE NOTES.

8.1.    Required Prepayments.

          On April 5, 2007, and on each April 5 thereafter to and including April 5, 2010 the Issuer will prepay $35,000,000 aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without payment of any Make-Whole Amount or other premium, allocated as provided in Section 8.4.

          No partial prepayment of the Notes pursuant to Section 8.2 shall relieve the Issuer of its obligation to make prepayments of the Notes required by this Section 8.1 (with the effect that such optional prepayments shall be applied to such required prepayments and to the payment at the final maturity of the Notes in inverse order), provided that upon purchase of Notes pursuant to
Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such purchase.

8.2.    Optional Prepayments with Make-Whole Amount.

          The Issuer may, at its option, upon notice as provided in Section 8.3, prepay at any time all, or from time to time any part of, the Notes (in a minimum principal amount of $10,000,000 and otherwise in multiples of $500,000) at the principal amount so prepaid, plus accrued interest with respect to such principal amount being prepaid to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

8.3.    Notice of Prepayments.

          The Issuer will give each holder of Notes written notice of each optional prepayment under Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to the holder of each Note a certificate of a Senior Financial Officer of the Issuer specifying the calculation of the Make-Whole Amount as of the specified prepayment date.

8.4.    Allocation of Partial Prepayments.

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5.    Maturity; Surrender, etc.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.    Purchase of Notes.

          Neither the Issuer nor the Company will, nor will either of them permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer made by the Issuer, the Company or any such Affiliate to all holders of the Notes then outstanding to purchase Notes on the same terms and conditions, pro rata among all Notes tendered, which offer shall remain outstanding for a reasonable period of time (not to be less than 30 days).

          Any Notes so repurchased shall immediately upon acquisition thereof be cancelled and no Notes shall be issued in substitution or exchange therefor.

          Promptly and in any event within five Business Days after each such purchase of Notes, the Issuer will furnish each holder of the Notes with a certificate of a Senior Financial Officer of the Issuer describing such purchase (including the aggregate principal amount of Notes so purchased and the purchase price therefor) and certifying that such purchase was made in compliance with the requirements of this Section.

8.7.    Make-Whole Amount.

          The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount shall in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

               "Applicable Margin" means 0.50% (50 basis points).

               "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
          Section 12.1, as the context requires.

               "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

               "Reinvestment Yield" means, with respect to the Called Principal of any Note, the sum of the Applicable Margin plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on (x) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (y) if such on-line market data is not at the time provided by Bloomberg Financial Markets News, on the display designated as "Page 500" on the Telerate service (or such other display as may replace Page 500 on the Telerate service), in any case for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

               "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

               "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.      AFFIRMATIVE COVENANTS.

          The Issuer and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

9.1.    Compliance with Law.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.    Insurance.

          The Company will and will cause each of its Material Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.    Maintenance of Properties.

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if the Company has concluded that such discontinuance is desirable in the conduct of its business and that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.    Payment of Taxes and Claims.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed by them in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Encumbrance on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need file a tax return or pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonfiling of all such tax returns and the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.    Corporate Existence, etc.

          Subject to Section 10.5, each of the Issuer and the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its other Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.    Lines of Business.

          The Company and its Subsidiaries taken as a whole will at all times remain principally engaged in the marketing communications and/or marketing and media services businesses or businesses reasonably related thereto or in furtherance thereof.

9.7.    Additional Subsidiary Guarantors; Release of Subsidiary Guarantors.

          (a) The Company will cause each of its Subsidiaries (other than a Designated non-U.S. Subsidiary) that becomes a borrower or a guarantor under or in respect of a Bank Credit Facility after the date of the Closing to become a Subsidiary Guarantor, prior to or concurrently with so becoming a borrower or a guarantor, by delivering to each holder of the Notes (i) a Subsidiary Guarantee duly executed by that Subsidiary, (ii) the documents described in Exhibit 9.7 and (iii) opinions of reputable counsel in the jurisdiction of organization of that Subsidiary reasonably satisfactory to the Majority Holders and of White & Case LLP or other counsel reasonably satisfactory to the Majority Holders (which opinions shall be reasonably satisfactory to the Majority Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances none of which may relate to the absence of shareholder approval or be material to the practical realization of the benefits of a guarantee of Borrowed Money) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary and is valid, binding and enforceable in accordance with its terms.

          Notwithstanding the present intention of the Company that no Designated non-U.S. Subsidiary shall become a guarantor of an obligation of a U.S. Person under or in respect of a Bank Credit Facility, if any such Designated non-U.S. Subsidiary shall become such a guarantor, the Company shall cause such Designated non-U.S. Subsidiary to become a Subsidiary Guarantor as aforesaid.

          (b) Any Subsidiary Guarantor which is being discharged from its obligations as a borrower or guarantor under a Bank Credit Facility or which has ceased to be a Subsidiary or which is the subject of a binding agreement under which it is to cease to be a Subsidiary shall, at the request of the Company, be discharged from all of its obligations and liabilities under its Subsidiary Guarantee by the Majority Holders entering into a release in form and substance reasonably satisfactory to the Majority Holders, and you and each other holder of a Note, by acceptance of such Note, agree to enter into such a satisfactory release promptly upon request, provided in each case that (i) after giving effect to such release (including without limitation such Subsidiary ceasing to be a Subsidiary Guarantor for purposes of Sections
10.1 and 10.2 and the definition of Permitted Encumbrances) no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under the Subsidiary Guarantee of such Subsidiary Guarantor, (iii) such Subsidiary Guarantor is not at the time a borrower or a guarantor under any other Bank Credit Facility or a guarantor of any other Borrowed Money of the Company or another Subsidiary Guarantor that is not also concurrently being released and (iv) such request shall be accompanied by a certificate of a Senior Financial Officer of the Company to the foregoing effect and setting forth the information (including detailed computations) required to establish compliance with the foregoing requirements.

10.     NEGATIVE COVENANTS.

          The Issuer and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

10.1.   Encumbrances.

          The Company will not and will not permit any Subsidiary to create, assume, incur or suffer to exist any Encumbrance upon or with respect to any property or assets, whether now owned or hereafter acquired, except for Permitted Encumbrances.

10.2.   Subsidiary Borrowings.

          The Company will not permit any Subsidiary (other than the Issuer or a Subsidiary Guarantor) to create, incur, assume, guarantee, have outstanding, or otherwise become or remain liable with respect to, any Borrowed Money other than:

               (a) Borrowed Money owing to either the Company or to any other Subsidiary;

               (b) Financial Subsidiary Borrowed Money;

               (c) Acquired Subsidiary Borrowed Money;

               (d) the Borrowed Money of any Person acquired by any member of the Group pursuant to the acquisition of Diamond Ad Ltd. provided that such Borrowed Money of all such Persons at no time exceeds Korean Won 28,600,000,000 (or its equivalent) in the aggregate in respect of receivables discounting facilities (or any refinancing thereof by other receivables discounting facilities), Korean Won 20,000,000,000 (or its equivalent) in aggregate in respect of debenture stock issued by Diamond Ad Ltd. and Korean Won 36,000,000,000 (or its equivalent) in the aggregate in respect of any other Borrowed Money of all such acquired Persons (or any refinancing thereof);

               (e) Borrowed Money in respect of guarantees issued by banks on behalf of the Group to media authorities in connection with bona fide arrangements for maintenance of media accreditation;

               (f) Borrowed Money arising from normal trade credit;

               (g) the Zenith Guarantee; and

               (h) Borrowed Money not otherwise permitted by the foregoing clauses (a) through (g), provided that the sum (without duplication) of (i) the aggregate principal amount of all Borrowed Money secured by Encumbrances described in subclause (i) of clause (j) of the definition of "Permitted Encumbrances" and (ii) the aggregate principal amount of Borrowed Money of Subsidiaries (other than the Issuer and Subsidiary Guarantors) outstanding pursuant to the provisions of this Section 10.2(h) shall at no time exceed 15% of Consolidated Net Worth.

10.3.   Maintenance of Financial Conditions.

          The Company will not

               (a) permit the ratio of EBIT in respect of any period of two consecutive Fiscal Half-Years (beginning with the period of two Fiscal Half-Years ending on June 30, 2001) to Consolidated Net Interest Expenditure in respect of such period to be less than 4.0 to 1.0,

               (b) permit Consolidated Gross Borrowings at any time to exceed 300% of Adjusted EBITDA for the immediately preceding two Fiscal Half-Years for which financial information has been provided to holders pursuant to Section 7.1, or

               (c) permit Consolidated Net Worth at the end of any Fiscal Year, or any Fiscal Half-Year ending on June 30, to be less than L400,000,000.

10.4.   Asset Dispositions.

          The Company will not and will not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition, in one transaction or a series of transactions, of any property or assets (each an "Asset Disposition") other than

               (a) Asset Dispositions to the Company or a Wholly-Owned
          Subsidiary;

               (b) Asset Dispositions in the ordinary course of business; and

               (c) other Asset Dispositions, provided that in each case

                    (i) immediately before and after giving effect thereto, no
               Default or Event of Default shall have occurred and be continuing,

                    (ii) the aggregate Relevant Value of property or assets
               disposed of in such Asset Disposition and all other Asset Dispositions by the Company and its Subsidiaries (other than as permitted by clauses (a) and (b) above) during the then current Fiscal Year (commencing with the Fiscal Year ending on December 31, 2001) does not exceed 15% of Adjusted EBITDA for the preceding Fiscal Year, and

                    (iii) the aggregate Relevant Value of property or assets
               disposed of in such Asset Disposition and all other Asset Dispositions made pursuant to this clause (c) since the date of the Closing does not exceed 40% of Adjusted EBITDA for the then preceding Fiscal Year and provided further that for purposes of subclauses (ii) and (iii) above there shall be excluded the Relevant Value of property or assets disposed of in an Asset Disposition if and to the extent such Asset Disposition is made for cash, payable in full upon the completion of such Asset Disposition, and the net proceeds realized upon such Asset Disposition are applied by the Company or such Subsidiary, as the case may be, within one year after the effective date of such Asset Disposition to (x) reinvest in the business of the Group or (y) the repayment of unsubordinated Borrowed Money (excluding current maturities) of the Issuer, the Company or a Subsidiary Guarantor (and in that connection the Company shall have made an offer to purchase, at not less than par and otherwise in accordance with
     Section 8.6, Notes in an unpaid principal amount at least equal to a pro rata portion of all such Borrowed Money to be repaid, allocated pro rata among all Notes tendered, and the requirements of this subclause (y) shall be deemed to be satisfied to the extent of Notes purchased pursuant to such offer).

Forthwith and in any event within 30 days after any Asset Disposition (or series of related Asset Dispositions) the Relevant Value of which (net of amounts the Company expects to be excluded as aforesaid for purposes of subclauses (ii) and
(iii) of clause (c) above) exceeds 10% of Adjusted EBITDA for the then preceding Fiscal Year, the Company will deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company containing calculations in reasonable detail showing the Company's determination of such Relevant Value, which certificate shall be accompanied by a letter from the Company's independent chartered accountants stating that the Company's calculations agree back to the Group's accounting records and that the method of calculation is in accordance with this Agreement.

          As used in this Section 10.4, the "Relevant Value" of any property or assets that are the subject of an Asset Disposition shall be that portion of Adjusted EBITDA of the Group attributable to such property or assets, calculated by reference to the four consecutive Fiscal Quarters then most recently ended or, in the case of property or assets which are interests in freehold or leasehold property (or buildings and fixtures thereon), shall be the consideration (including any deferred consideration or purchase price adjustment receivable in the then current Fiscal Year) for such Asset Disposition. For purposes of this Section 10.4 any shares of Voting Stock of a Subsidiary that are the subject of an Asset Disposition shall be valued at the greater of (1) the fair market value of such shares as determined in good faith by the Board of Directors of the Company and (2) the aggregate Relevant Value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of shares of Voting Stock of such Subsidiary disposed of in such Asset Disposition and the denominator is the aggregate number of shares of Voting Stock of such Subsidiary outstanding immediately prior to such Asset Disposition.

10.5.   Merger, Consolidation, Amalgamation, etc.

          The Company will not and will not permit any of its Subsidiaries to consolidate, amalgamate or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

          (a) a Subsidiary (other than the Issuer) may consolidate, amalgamate or merge with any other corporation or convey or transfer all or substantially all of its assets to

               (i) the Company, provided that the Company shall be the continuing, surviving or acquiring corporation (the "surviving corporation"), or a then existing Wholly-Owned Subsidiary, or

               (ii) any other Person, provided that (x) if such Subsidiary is a Subsidiary Guarantor and it is not the surviving corporation, the surviving corporation shall be a solvent corporation and shall have
          (1) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of such Subsidiary under its Subsidiary Guarantee and (2) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Majority Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement and such Subsidiary Guarantee, and (y) immediately after giving effect to such transaction, no Default or Event of Default (including without limitation under Section 10.4 in case such transaction involves an Asset Disposition) shall have occurred and be continuing;

          (b) the Issuer may consolidate, amalgamate or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), provided that

               (i) the surviving corporation (if not the Issuer) shall have (x) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Issuer under this Agreement, the Other Agreements and the Notes and
          (y) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Majority Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement, and

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (c) the Company may consolidate, amalgamate or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of England and Wales, the United States or any

     State thereof (including the District of Columbia) or any other Permitted Jurisdiction, provided that

               (i) the surviving corporation (if not the Company) shall have (x) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement and the Other Agreements and (y) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Majority Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement, and

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Issuer or the Company shall have the effect of releasing the Issuer or the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or (in the case of the Issuer) the Notes.

10.6.   Transactions with Affiliates.

          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.     EVENTS OF DEFAULT.

          An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless such default is the direct result of a technical failure by the transmitting bank in transmission of payment on no more than two occasions as long as the Notes are outstanding, in which case the Issuer shall have two Business Days to remedy such default; or

          (b) default in the payment of any interest on any Note for more than five Business Days after the same shall become due and payable; or

          (c) default in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 to 10.5, inclusive; or

          (d) default in the performance of or compliance with any other covenant, agreement or condition contained herein and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Issuer or the Company obtaining actual knowledge of such default and
     (ii) the Issuer or the Company receiving written notice of such default from any holder of a Note; or

          (e) any representation or warranty made in writing by or on behalf of the Issuer, the Company or a Subsidiary Guarantor or by any officer of the Issuer, the Company or a Subsidiary Guarantor in this Agreement or a Subsidiary Guarantee or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Borrowed Money (other than the Notes) that is outstanding in an aggregate principal amount of at least L10,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Borrowed Money (other than the Notes) that is outstanding in an aggregate principal amount of at least L10,000,000 (or its equivalent in any other currency) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Borrowed Money has become, or has been declared (or one or more Persons are entitled to declare such Borrowed Money to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or
     (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Borrowed Money (other than the Notes) that is outstanding in an aggregate principal amount of at least L10,000,000 (or its equivalent in any other currency) to convert such Borrowed Money into equity interests), the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary has become obligated to purchase or repay any such Borrowed Money (or one or more Persons are entitled to require such purchase or repayment) before its regular maturity or before its regularly scheduled dates of payment; or

          (g) any member of the Group fails to make payment in relation to a Derivatives Contract of any sum equal to or greater than L10,000,000 in aggregate at any one time (or its equivalent in the relevant currency of payment) on its due date (taking into account any grace period permitted under the documentation for that Derivatives Contract or, if none stated, within five Business Days of the due date) or the counterparty to a Derivatives Contract becomes entitled to terminate that Derivatives Contract early by reason of default on the part of any member of the Group and the Net Derivatives Liability in the aggregate payable under all affected Derivatives Contracts at the relevant time is equal to or greater than L10,000,000 (or its equivalent in the relevant currency); or

          (h) the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (i) (i) an encumbrancer takes possession of all or a substantial part of the assets or undertakings of the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary and any such action is not discharged within 60 days, or (ii) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Issuer, the Company or any such Subsidiary Guarantor or other Material Subsidiary, or any such petition shall be filed against the Issuer, the Company or any such Subsidiary Guarantor or other Material Subsidiary and such petition shall not be dismissed within 60 days; or

          (j) any kind of composition, scheme of arrangement, compromise or other similar arrangement in respect of the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary and its respective creditors generally (or any class of creditors) is entered into or made other than an agreement under section 425 of The Companies Act 1985, as amended, for the purposes of a solvent merger or amalgamation of any such Material Subsidiary); or

          (k) any event occurs with respect to the Issuer, the Company, a Subsidiary Guarantor or a Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in paragraph (h),
     (i) or (j) above, provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in paragraph (h), (i) or (j) above; or

          (l) a final judgment or judgments for the payment of money aggregating in excess of L10,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (m) the Parent Guarantee or any Subsidiary Guarantee shall cease to be in full force and effect as an enforceable instrument and, in the case of a Subsidiary Guarantee, the related Subsidiary Guarantor shall not have executed and delivered a new, valid guarantee within 30 days after a Responsible Officer of the Company obtains knowledge thereof, or the Company or any Subsidiary Guarantor (or any Person at their authorized direction or on their behalf) shall assert in writing that the Parent Guarantee or the Subsidiary Guarantee of such Subsidiary, as the case may be, is unenforceable in any material respect; or

          (n) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(n), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.     REMEDIES ON DEFAULT, ETC.

12.1.   Acceleration.

          (a) If an Event of Default with respect to the Issuer or the Company described in paragraph (h), (i), (j) or (k) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Majority Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes then outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.


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                                       31


          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer and the Company acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.   Other Remedies.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.   Rescission.

          At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.   No Waivers or Election of Remedies, Expenses, etc.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuer and the Company under
Section 17, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.     PARENT GUARANTEE

13.1.   Guarantee.

          (a) Guaranteed Obligations. The Parent hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

          (i) the punctual payment when due, whether at stated maturity, by prepayment, by acceleration or otherwise, of all obligations of the Issuer arising under this Agreement, the Other Agreements and the Notes, whether for principal, interest (including without limitation interest on any overdue principal, Make-Whole Amount and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving either the Issuer or the Company), Make-Whole Amount, fees, expenses, indemnification or otherwise, and

          (ii) the due and punctual performance and observance by the Issuer of all covenants, agreements and conditions on its part to be performed and observed under this Agreement, the Other Agreements and the Notes.

The obligations guaranteed by this Parent Guarantee are sometimes called the "Guaranteed Obligations".

          Without limiting the generality of the foregoing, this Parent Guarantee guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any holder of a Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

          (b) Guarantee Absolute. This Parent Guarantee constitutes a present and continuing guarantee of payment and not of collection and the Parent guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of this Agreement, the Other Agreements and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any holder of a Note with respect thereto. The obligations of the Parent under this Parent Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Parent Guarantee, irrespective of whether any action is brought against the Issuer or any other Person liable for the Guaranteed Obligations or whether the Issuer or any other such Person is joined in any such action or actions. The liability of the Parent under this Parent Guarantee shall be primary, absolute, irrevocable, and unconditional irrespective of:

          (i) any lack of validity or enforceability of any Guaranteed Obligation, this Agreement, the Other Agreements, the Notes or any agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, the Other Agreements, the Notes or this Parent Guarantee;

          (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Parent or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

          (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Issuer or any other Subsidiary;

          (v) any change, restructuring or termination of the corporate structure or existence of the Issuer or any other Subsidiary; or

          (vi) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Issuer or the Parent.

          This Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any holder of a Note or any other Person upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

          (c) Waivers by the Parent. The Parent hereby irrevocably waives, to the extent permitted by applicable law:

          (i) promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Parent Guarantee;

          (ii) any requirement that any holder of a Note or any other Person protect, secure, perfect or insure any Encumbrance or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral;

          (iii) any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any holder of a Note;

          (iv) any duty on the part of any holder of a Note to disclose to the Parent any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such holder; and

          (v) any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Issuer or the Parent or any other Person.

13.2.   Subrogation and Contribution.

          The Parent shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights, remedies, powers, privileges or Encumbrances of any holder of a Note or any other beneficiary against the Issuer or any other obligor on the Guaranteed Obligations or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Issuer, and the Parent hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any holder of a Note or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been indefeasibly paid in full.

14.     TAX INDEMNIFICATION.

          All payments whatsoever under the Parent Guarantee will be made by the Company in lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law.

          If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company under the Parent Guarantee, the Company will pay such additional amounts as may be necessary in order that the net amounts paid to each holder pursuant to the terms of the Parent Guarantee after such deduction or withholding (including without limitation any required deduction or withholding of Tax on or with respect to such additional amount), shall equal the amounts then due and payable under the terms of the Parent Guarantee, provided that no payment of any additional amounts shall be required to be made for or on account of:

          (a) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Parent Guarantee or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the Parent Guarantee or the receipt of payments thereunder, including without limitation such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business therein or having an establishment office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of the Parent Guarantee are made to, the Taxing Jurisdiction imposing the relevant Tax;

          (b) any Tax that would not have been imposed but for the failure of such holder to qualify as a resident of the United States for purposes of a tax treaty between the United States and the Taxing Jurisdiction or the failure of such holder to comply with any reporting or filing requirement under such tax treaty (unless such failure to comply (i) is attributable solely to the failure of the Company to provide notice or copies of any Form (as defined below) in accordance with the procedures described in the immediately succeeding paragraph or (ii) occurs notwithstanding compliance by such holder with such procedures);

          (c) any Taxes on such holder's net income or net profits;

          (d) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Parent Guarantee;

          (e) any estate, inheritance, gift, sales, transfer, personal property or similar Tax; or

          (f) any combination of clauses (a) through (e) above;

provided further that no such additional amounts shall be payable in respect of the Parent Guarantee held by (x) any holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the Parent Guarantee or (y) any holder who is not a resident of the United States or with respect to any payment all or any part of which represents income which is not subject to United States tax as income of a resident of the United States.

          By acceptance of any Note, the holder of such Note agrees to assist the Company in complying with administrative requirements imposed by any Governmental Authority in a Taxing Jurisdiction in connection with applicable law of such Taxing Jurisdiction, including without limitation an applicable tax treaty, it being agreed as between the holders of the Parent Guarantee and the Company that compliance with any such administrative requirements shall be the sole responsibility of the Company. In furtherance of the foregoing, by such acceptance, each such holder agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively "Forms") required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 14 shall require any holder to provide information with respect to any such Form if in the opinion of such holder such Form would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that, except as described below in respect of the transfer of any Note, each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate taxing authority within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form). On or before the date of the Closing the Company will furnish you with copies of United Kingdom Inland Revenue Form FD-13 (the appropriate Form currently required to be filed in the United Kingdom pursuant to clause (b) of the first paragraph of this Section 14), and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of all Forms then required. For the avoidance of doubt, you acknowledge that the information required to be provided in the current version of United Kingdom Inland Revenue Form FD-13 does not involve the disclosure of tax return or other information that is confidential or proprietary to you.

          The Company will furnish the holders of Notes, within the period of payment permitted by applicable law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

15.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

15.1.   Registration of Notes.

          The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

15.2.   Transfer and Exchange of Notes.

          Upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within ten Business Days thereafter the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred or registered in denominations of less than $500,000 or any integral multiple of $10,000 in excess thereof, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000 or such integral multiple.

Unless any transferee specifies to the contrary prior to the registration of such transfer, such transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in paragraph (a), (c) , (d) or (e) of Section 6.2; and no transfer under any other circumstances shall be effected unless and until the transferee has made a representation to the Issuer substantially identical to that set forth in Section 6.2(b) (in respect of which the Issuer agrees to respond within five Business Days) or provided other assurances satisfactory to the Issuer that such transfer would not involve a prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the Code). You shall not be liable for any damages in connection with any such representation or assurances provided to the Issuer by any transferee.

15.3.   Replacement of Notes.

          Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

16.     PAYMENTS ON NOTES.

16.1.   Place of Payment.

          Subject to Section 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Citibank, N.A. in New York City. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in the United States or the principal office of a bank or trust company in the United States.

16.2.   Home Office Payment.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 16.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 15.2. The Issuer will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 16.2.

17.     EXPENSES, ETC.

17.1.   Transaction Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Issuer and the Company jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees of special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guarantee, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Issuer, the Company or any Subsidiary Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Issuer and the Company jointly and severally agree to pay, and jointly and severally agree to save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

          In furtherance of the foregoing, on the date of the Closing the Issuer will pay or cause to be paid the fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the date of the Closing) of Willkie Farr & Gallagher, your special counsel, which are reflected in the statement of such special counsel submitted to the Issuer at least one Business Day prior to the date of the Closing. The Issuer will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and other charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the date of the Closing to the extent such disbursements and other charges exceed estimated amounts paid as aforesaid).

17.2.   Survival.

          The obligations of the Issuer and the Company under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

18.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer or the Company pursuant to this Agreement shall be deemed representations and warranties of the Issuer or the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Issuer and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

19.     AMENDMENT AND WAIVER.

19.1.   Requirements.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuer and the Company and the Majority Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 23, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 13, 14, 19 or 22.

19.2.   Solicitation of Holders of Notes.

          (a) Solicitation. The Issuer and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Issuer and the Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. Neither the Issuer nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

19.3.   Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuer and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer or the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

19.4.   Notes held by the Issuer, etc.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Issuer, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

20.     NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Issuer and the Company in writing,

          (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer and the Company in writing,

          (c) if to the Issuer, to the Issuer at 498 Seventh Avenue, New York, NY 10018, to the attention of The Secretary, or at such other address as the Issuer shall have specified to the holder of each Note in writing, or

          (d) if to the Company, to the Company at 121-141 Westbourne Terrace, London, W2 6JR, England, to the attention of Group Treasurer, or at such other address as the Company shall have specified to the holder of each
     Note in writing.

Notices under this Section 20 will be deemed given only when actually received.

21.     REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each of the Issuer and the Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 21 shall not prohibit the Issuer or the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

22.     CONFIDENTIAL INFORMATION.

          For the purposes of this Section 22, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes and whose duties require them to maintain the confidentiality of such information), (ii) your financial advisors and other professional advisors who agree, or whose duties require them, to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which you offer to purchase any security of the Issuer or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. On reasonable request by the Issuer or the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer and the Company embodying the provisions of this Section 22. Your obligations under this Section 22 will survive the payment or transfer of any Note held by you and the termination of this Agreement.

23.     SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Issuer and the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 23), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Issuer and the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 23), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

24.     MISCELLANEOUS.

24.1.   Successors and Assigns.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

24.2.   Construction.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

24.3.   Jurisdiction and Process; Waiver of Jury Trial; Judgment Currency.

          (a) Each of the Issuer and the Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each of the Issuer and the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) Each of the Issuer and the Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.3(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it is or may be subject) by a suit upon such judgment.

          (c) Each of the Issuer and the Company consents to process being served in any suit, action or proceeding of the nature referred to in Section 24.3(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address specified in Section 20 or at such other address of which you shall then have been notified pursuant to said Section or, in the case of the Company, to the Issuer, as its agent for the purpose of accepting service of any process in the United States. Each of the Issuer and the Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

          (d) Nothing in this Section 24.3 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Issuer or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (e) The Company hereby irrevocably appoints the Issuer to receive for it, and on its behalf, service of process in the United States, and the Issuer hereby accepts such appointment and the appointment of each Subsidiary Guarantor from time to time delivering a Subsidiary Guarantee, as provided in Section 10 of such Subsidiary Guarantee.

          (f) EACH OF THE ISSUER, THE COMPANY AND EACH HOLDER OF A NOTE WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE OTHER AGREEMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

          (g) Any payment on account of an amount that is payable hereunder or under the Notes by the Issuer or the Company in U.S. Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Issuer or the Company, shall constitute a discharge of the obligation of the Issuer or the Company under this Agreement or the Notes only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Issuer and the Company jointly and severally agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term "London Banking Day" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

24.4.   Payments Due on Non-Business Days.

          Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.3 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

24.5.   Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.6.   Accounting Terms.

          Notwithstanding any changes in GAAP or the interpretation or application thereof subsequent to December 31, 1999, all financial covenants herein (including those contained in Sections 10.2, 10.3 and 10.4) shall be calculated in accordance with (and compliance shall be determined solely by reference to) Fixed GAAP. In the event that there should occur after December 31, 1999 any such changes in GAAP or the interpretation or application thereof which would have a quantifiable effect on the calculation of the financial covenants, the Company agrees to provide to each holder of a Note, in addition to the financial information described in Section 7.1, such supplemental financial information with respect to the relevant accounting periods (calculated in accordance with Fixed GAAP) affected by such changes as is reasonably necessary to allow the holders of Notes to verify compliance with the financial covenants. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with Fixed GAAP.

24.7.   Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24.8.   Governing Law.

          This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Issuer and the Company.

                                     Very truly yours,

                                     CORDIANT FINANCE, INC.



                                     By  MICHAEL J. KOPCSAK
                                         Vice President



                                     CORDIANT COMMUNICATIONS GROUP PLC



                                     By  ANDREW BOLAND
                                         Deputy Finance Director



The foregoing is hereby agreed to as of the date thereof.

[The forms of signatures by each of the purchasers, as they appear in the respective Note Purchase Agreements, are set forth below.]



THE PRUDENTIAL INSURANCE COMPANY                HARTFORD LIFE INSURANCE COMPANY
 OF AMERICA

By  JULIA BUTHMAN                               By  JULIA BUTHMAN
    Vice President                                  Vice President


                                                By  BETSY ROBERTS
                                                     Senior Vice President

HARTFORD LIFE AND ANNUITY                       PRUCO LIFE INSURANCE COMPANY
INSURANCE COMPANY


By  BETSY ROBERTS                               By  JULIA BUTHMAN
    Senior Vice President                           Vice President

PRUCO LIFE INSURANCE COMPANY OF                 USG ANNUITY & LIFE COMPANY
 NEW JERSEY

By  JULIA BUTHMAN                               By  JAMES V. WITTICH
    Vice President                                  Senior Vice President


EQUITABLE LIFE INSURANCE COMPANY                GOLDEN AMERICAN LIFE INSURANCE
OF IOWA                                         COMPANY

By  JAMES V. WITTICH                            By  JAMES V. WITTICH
    Senior Vice President                           Senior Vice President


RELIASTAR LIFE INSURANCE COMPANY                MASSACHUSETTS MUTUAL LIFE
                                                INSURANCE COMPANY

By  JAMES V. WITTICH                            By  CHARLES C. McCOBB, Jr.
    Senior Vice President                           Managing Director


AMERICAN UNITEDLIFEINSURANCE COMPANY.           THE STATE LIFE INSURANCE COMPANY

By  G. DAVID SAPP                               By  G. DAVID SAPP
    Senior Vice President                           Senior Vice President

                                                                     SCHEDULE A

          This Schedule A shows the names and addresses of the Purchasers under the foregoing Note Purchase Agreement and the Other Agreements referred to therein and the principal amounts of Notes to be purchased by each.

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA                     $56,062,000

(1) All payments on account of Notes shall be made by wire transfer of immediately available funds for credit to:

        Account No. 890-0304-391
        The Bank of New York
        New York, New York
        (ABA No.:  021-000-018)

        Each such wire transfer shall set forth the name of the Company, PPN 21851# AA 0, a description of the Note: "7.61% Guaranteed
        Senior Notes due April _, 2011 and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)     Address for all notices relating to payments:

        The Prudential Insurance Company of America
        c/o Prudential Capital Group
        Gateway Center Three
        100 Mulberry Street
        Newark, New Jersey  07102
        Attention:  Manager, Investment Operations Group
        Telephone: 973-802-5260
        Fax: 973-802-8055

(3)     Address for all other communications and notices:

        The Prudential Insurance Company of America
        c/o Prudential Capital Group
        Two Prudential Plaza
        180 N. Stetson Street - Suite 5600
        Chicago, IL 60601
        Attention:  Managing Director

        Telephone: 312-540-4233
        Fax: 312-540-4222

(4)     Recipient of telephonic prepayment notices:

        Manager, Investment Structuring and Pricing
        973-367-7398 (Telephone)
        973-802-9425 (Telecopy)

(5)     Tax Identification No.: 22-1211670

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------
HARTFORD LIFE INSURANCE COMPANY                                 $5,000,000

(1)     All payments on account of Notes held
        by such purchaser shall be made
        before 12:00 noon (New York City time)
        by wire transfer of immediately
        available funds for credit to:

        A/C # 900-9-000200
        for F/C/T G06641-CRC
        Chase Manhattan Bank
        New York, NY 10004
        ABA No. 021-000-021

        with sufficient information
        (including the name of the Company, PPN
        21851# AA 0, a description of the
        Note: "7.61% Guaranteed Senior Notes
        due 2011" and whether payment is
        of principal, premium, or interest) to
        identify the source and application of
        such funds.

(2)     Address for all notices relating to payments:

        Hartford Investment Management Company
        c/o Portfolio Support
        PO Box 1744
        Hartford, CT 06133-1744
        Fax: 860-297-8875/8876

(3)     Address for all other communications and notices:

        Hartford Life Insurance Company
        c/o Prudential Private Placement Investors, L.P.
        Four Gateway Center
        100 Mulberry Street
        Newark, New Jersey  07102-4077
        973-802-8608 (Telephone)
        973-624-6432 (Telecopy)
        Attention:  Mr. Albert Trank, Senior Vice President
        Telephone: 973-624-6432
        Fax: 973-802-8608

(4)     Recipient of telephonic prepayment notices:

        Manager, Investment Structuring and Pricing
        973-367-7398 (Telephone)
        973-802-9425 (Telecopy)

(5)     Tax Identification No.: 06-0974148

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY                       $2,938,000

(1)     All payments on account of Notes held
        by such purchaser shall be made
        before 12:00 noon (New York City time)
        by wire transfer of immediately
        available funds for credit to:

        Account No. 890-0340-754
        The Bank of New York
        New York, New York
        (ABA No.:  021-000-018)
        Ref: Pruco Life of New Jersey Account

        with sufficient information (including
        the name of the Company, PPN
        21851# AA 0, a description of the Note:
        "7.61% Guaranteed Senior Notes
        due 2011" and whether payment is of
        principal, premium, or interest) to
        identify the source and application of such funds.

(2)     Address for all notices relating to payments:

        Pruco Life Insurance Company of New Jersey
        c/o Investment Operations Group
        Gateway Center Three
        100 Mulberry Street
        Newark, New Jersey  07102-4077
        Attention:  Manager, Trade Management Group
        Telephone: 973-367-3141
        Fax: 973-802-9425

(3)     Address for all other communications and notices:

        Pruco Life Insurance Company of New Jersey
        c/o Prudential Capital Group
        Two Prudential Plaza
        180 North Stetson St., Suite 5600
        Chicago, IL 60601-6716
        Attn: Managing Director

        Telephone: 312-540-4233
        Fax: 312-540-4222

(4)     Recipient of telephonic prepayment notices:

        Manager, Investment Structuring and Pricing
        973-367-7398 (Telephone)
        973-802-9425 (Telecopy)

(5)     Tax Identification No.: 22-2426019

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------
PRUCO LIFE INSURANCE COMPANY                                     $1,000,000

(1)     All payments on account of Notes held
        by such purchaser shall be made
        before 12:00 noon (New York City time)
        by wire transfer of immediately
        available funds for credit to:

        Account No. 890-0304-421
        The Bank of New York
        New York, New York
        (ABA No.:  021-000-018)
        Ref: Pruco Life of Arizona Account

        with sufficient information (including
        the name of the Company, PPN
        21851# AA 0, a description of the Note:
        "7.61% Guaranteed Senior Notes
        2011" and whether payment is of
        principal, premium, or interest) to
        identify the source and application of such funds.

(2)     Address for all notices relating to payments:

        Pruco Life Insurance Company
        c/o Investment Operations Group
        Gateway Center Three
        100 Mulberry Street
        Newark, New Jersey  07102
        Attention:  Manager, Trade Management Group
        Telephone: 973-367-3141
        Fax: 973-802-9425

(3)     Address for all other communications and notices:

        Pruco Life Insurance Company
        c/o Prudential Capital Group
        Two Prudential Plaza
        180 North Stetson St., Suite 5600
        Chicago, IL 60601-6716
        Attn: Managing Director
        Fax: 312-540-4222

(4)     Recipient of telephonic prepayment notices:

        Manager, Investment Structuring and Pricing
        973-367-7398 (Telephone)
        973-802-9425 (Telecopy)

(5)     Tax Identification No.: 22-1944557

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------
USG ANNUITY & LIFE COMPANY                                       $24,000,000

(1)     All payments on account of Notes held
        by such purchaser shall be made by
        wire transfer of immediately available
        funds for credit to:

        The Bank of New York
        ABA #021000018
        BNF: IOC566 - Income Collections
        Attn:  William Cashman
        Re: USG Annuity & Life Company - Account # 368520
        Reference:  21851# AA 0

        Each such wire transfer shall set
        forth the name of the Corporation, the
        full title (including the Coupon rate,
        issuance date, and final maturity
        date) of the Notes on account of
        which such payment is made, a reference
        to the PPN, and the due date and
        application (as among principal,
        premium and interest) of the payment being made.

(2)     Address for all notices relating to payments:

        ING Investment Management LLC
        5780 Powers Ferry Road, NW, Suite 300
        Atlanta, Georgia  30327-4349
        Attention:  Securities Accounting
        Fax: (770) 690-4899

(3)     Address for all other communications and notices:

        ING Investment Management LLC
        100 Washington Avenue South, Suite 800
        Minneapolis, MN  55401-2121
        Attn: Jim Tobin
        Phone:  612-342-3204
        Fax: 612-372-5368

        with copy to:

        ING Investment Management LLC
        5780 Powers Ferry Road, NW, Suite 300
        Atlanta, Georgia  30327-4349
        Phone:  770-690-4857
        Fax:  770-690-4899

(4)     Tax Identification No: 73-0663836

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------
EQUITABLE LIFE INSURANCE COMPANY                                 $12,000,000
  OF IOWA

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

        The Bank of New York
        ABA #021000018
        BNF: IOC566 - Income Collections
        Attn:  William Cashman
        Re: Equitable Life Insurance Company
         of Iowa - Account # 068071
        Reference:  21851# AA 0

        Each such wire transfer shall set
        forth the name of the Corporation, the
        full title (including the Coupon rate,
        issuance date, and final maturity
        date) of the Notes on account of which
        such payment is made, a reference
        to the PPN, and the due date and
        application (as among principal,
        premium and interest) of the payment being made.

(2)     Address for all notices relating to payments:

        ING Investment Management LLC
        5780 Powers Ferry Road, NW, Suite 300
        Atlanta, Georgia  30327-4349
        Attention:  Securities Accounting
        Fax: (770) 690-4899

(3)     Address for all other communications and notices:

        ING Investment Management LLC
        100 Washington Avenue South, Suite 800
        Minneapolis, MN  55401-2121
        Attn: Jim Tobin
        Phone:  612-342-3204
        Fax: 612-372-5368

        with copy to:

        ING Investment Management LLC
        5780 Powers Ferry Road, NW, Suite 300
        Atlanta, Georgia  30327-4349
        Phone:  770-690-4857
        Fax:  770-690-4899

(4)     Tax Identification No: 42-0236150

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------
GOLDEN AMERICAN LIFE INSURANCE                                   $12,000,000
  COMPANY

(1)     All payments on account of Notes held
        by such purchaser shall be made by
        wire transfer of immediately
        available funds for credit to:

        The Bank of New York
        ABA #021000018
        BNF: IOC566 - Income Collections
        Attn:  William Cashman
        Re:  Golden American Life Insurance
         Company (MVA Acct.) - Account #136374
        Reference:  21851# AA 0

        Each such wire transfer shall set forth
        the name of the Corporation, the
        full title (including the Coupon rate,
        issuance date, and final maturity
        date) of the Notes on account of which
        such payment is made, a reference
        to the PPN, and the due date and
        application (as among principal,
        premium and interest) of the payment being made.

(2)     Address for all notices relating to payments:

        ING Investment Management LLC
        5780 Powers Ferry Road, NW, Suite 300
        Atlanta, Georgia  30327-4349
        Attention:  Securities Accounting
        Fax: (770) 690-4899

(3)     Address for all other communications and notices:

        ING Investment Management LLC
        100 Washington Avenue South, Suite 800
        Minneapolis, MN  55401-2121
        Attn: Jim Tobin
        Phone:  612-342-3204
        Fax: 612-372-5368

        with copy to:

        ING Investment Management LLC
        5780 Powers Ferry Road, NW, Suite 300
        Atlanta, Georgia  30327-4349
        Phone:  770-690-4857
        Fax:  770-690-4899

(4)     Tax Identification No: 41-0991508

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------
RELIASTAR LIFE INSURANCE COMPANY                                 $12,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

        BK OF NYC
        IOC 566 - INST'L CUSTODY
        Bank ABA #021000018
        Acct. #187035
        Acct. Name: ReliaStar Life Insurance Company
        Ref:  [21851# AA 0, Name, Maturity]

        Each such wire transfer shall set forth
        the name of the Corporation, the
        full title (including the Coupon rate,
        issuance date, and final maturity
        date) of the Notes on account of which
        such payment is made, a reference
        to the PPN, and the due date and
        application (as among principal,
        premium and interest) of the payment being made.

(2)     Address for all notices relating to payments:

        ING Investment Management LLC
        5780 Powers Ferry Road, NW, Suite 300
        Atlanta, Georgia  30327-4349
        Attention:  Securities Accounting
        Fax: (770) 690-4899

(3)     Address for all other communications and notices:

        ING Investment Management LLC
        100 Washington Avenue South, Suite 800
        Minneapolis, MN  55401-2121
        Attn:  Jim Tobin
        Phone:  612-342-3204
        Fax: 612-372-5368

        with copy to:

        ING Investment Management LLC
        5780 Powers Ferry Road, NW, Suite 300
        Atlanta, Georgia  30327-4349
        Phone:  770-690-4857
        Fax:  770-690-4899

(4)     Tax Identification No.: 41-0451140

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------
HARTFORD LIFE INSURANCE COMPANY                                  $10,000,000
                                                                  $5,000,000
(1) All payments by wire transfer of immediately available funds to:

      Chase Manhattan Bank
      4 New York Plaza
      New York, NY 10004
      ABA No. 021000021
      Chase NYC/Cust
      A/C # 900-9-000200 for F/C/T
       - G06609-LCA  ($10,000,000 Note)
       - G06616-LSO  ($5,000,000 Note)
      Attn: Bond Interest/Principal-Cordiant Finance
      PPN 21851# AA 0
      Prin $_____________ Int $_______________

      with sufficient information to identify the source and application of such funds.

(2)   Address for all notices in respect of payment:

      Hartford Investment Management Company
      c/o Portfolio Support
      P.O. Box 1744
      Hartford, CT 06144-1744
      Fax: 860-297-8875/8876

(3)   Address for all other communications:

      Hartford Investment Management Company
      c/o Investment Department-Private Placements
      P.O. Box 1744
      Hartford, CT 06144-1744
      Fax: 860-297-8884

(4)   Tax Identification No.:  06-0974148

                                                            Principal Amount of
Name and Address of Purchaser                             Notes to be Purchased
-----------------------------                             ---------------------
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY                     $10,000,000

(1) All payments by wire transfer of immediately available funds to:

      Chase Manhattan Bank
      4 New York Plaza
      New York, NY 10004
      ABA No. 021000021
      Chase NYC/Cust
      A/C # 900-9-000200 for F/C/T G06586-ITT
      Attn: Bond Interest/Principal-Cordiant Finance
      PPN 21851# AA 0
      Prin $_____________ Int $_______________

      with sufficient information to identify the source and application of such funds.

(2)   Address for all notices in respect of payment:

      Hartford Investment Management Company
      c/o Portfolio Support
      P.O. Box 1744
      Hartford, CT 06144-1744
      Fax: 860-297-8875/8876

(3)   Address for all other communications:

      Hartford Investment Management Company
      c/o Investment Department-Private Placements
      P.O. Box 1744
      Hartford, CT 06144-1744
      Fax: 860-297-8884

(4)   Tax Identification No.:  06-0974148

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              --------------------
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                      $16,000,000

(1) All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds
       (identifying each payment as Cordiant Finance, Inc. interest and principal) as follows:

        Citibank, N.A.
        111 Wall Street
        New York, NY 10043
        ABA No. 021000089
        For MassMutual Long Term Pool
        Account No. 4067-3488
        Re: Description of security, principal and interest split

        With telephone advice of payment to the
        Securities Custody and Collection Department of
        David L. Babson & Company Inc. at (413) 744-5104
        or 413-744-5718

(2)    All notices and communications to be addressed to:

        Massachusetts Mutual Life Insurance Company
        c/o David L. Babson & Company, Inc.
        1295 State Street
        Springfield, MA  01111
        Attn:  Securities Investment Division

(3)    Notices with respect to payments and
       corporate actions to be addressed as
       provided in clause (2) above:

       Attention:  Securities Custody and Collection Department F 381

(4)    Tax Identification Number:  04-1590850

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                      $4,000,000

(1) All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds
       (identifying each payment as Cordiant Finance, Inc. interest and principal) as follows:

        Chase Manhattan Bank, N.A.
        4 Chase MetroTech Center
        ABA No. 021000021
        For MassMutual Pension Management
        Account No. 910-2594018
        Re: Description of security, principal and interest split

        With telephone advice of payment to the
        Securities Custody and Collection Department of
        David L. Babson & Company Inc. at (413) 744-5104
        or 413-744-5718

(2)    All notices and communications to be addressed to:

        Massachusetts Mutual Life Insurance Company
        c/o David L. Babson & Company, Inc.
        1295 State Street
        Springfield, MA  01111
        Attn:  Securities Investment Division

(3)    Notices with respect to payments and
       corporate actions to be addressed as
       provided in clause (2) above:

       Attention:  Securities Custody and Collection Department F 381

(4)    Tax Identification Number:  04-1590850

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------

AMERICAN UNITED LIFE INSURANCE COMPANY                           $4,500,000

(1) All payments by wire transfer of immediately available funds to:

        Bank of New York
        Attn: P&I Department
        One Wall Street, 3rd Floor
        Window A
        New York, NY 10286
        ABA #021000018
        BF: IOC566

        Payments should contain sufficient
        information to identify the breakdown
        of principal and interest and should
        identify the full description of
        the Notes and the payment date.

(2) Address all notices regarding payments and all other communications to:

        American United Life Insurance Company
        One American Square
        Indianapolis, IN 46282

(3)    Tax Identification Number:  35-0145825

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------
THE STATE LIFE INSURANCE COMPANY                                 $500,000

(1) All payments by wire transfer of immediately available funds to:

        Bank of New York
        Attn: P&I Department
        One Wall Street, 3rd Floor
        Window A
        New York, NY 10286
        ABA #021000018
        BF: IOC566
        State Life, c/o American United Life

        Payments should contain sufficient
        information to identify the breakdown
        of principal and interest and should
        identify the full description of
        the Notes and the payment date.

(2) Address all notices regarding payments and all other communications to:

        American United Life Insurance Company
        One American Square
        Indianapolis, IN 46282

(3)    Tax Identification Number:  35-0684263

                                                                      SCHEDULE B

                                  DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "Acquired Subsidiary Borrowed Money" means all Borrowed Money of any Person which becomes a Subsidiary after the Closing and which (a) is outstanding on the date such Person becomes a Subsidiary (or such corporation is at the time contractually bound, in writing, to incur such Borrowed Money) and (b) has not been (or is not being) incurred, extended or renewed in contemplation of such Person becoming a Subsidiary.

          "Adjusted EBITDA" means, in respect of a period, EBITDA for that period plus such amount as is necessary to give pro forma effect to an acquisition of a Person as if such acquisition had occurred on the first day of such period (such pro forma adjustments to the Group's EBITDA being calculated by dividing the relevant amounts which have been included in the relevant financial statements of the Group in respect of such Person and its Subsidiaries which have been acquired pursuant to such acquisition by the number of months falling in the relevant period for which such Person and its Subsidiaries which are acquired pursuant to such acquisition were members of the Group and multiplying the results by twelve).

          "Affiliate" means, at any time, (a) with respect to any Person (including without limitation the Issuer or the Company), any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Issuer or the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "Asset Disposition" is defined in Section 10.4.

          "Bank Credit Facility" means (a) each credit, loan or borrowing facility (individually a "facility") identified as such in Schedule 5.15, and each extension of such facility, and (b) any other facility (including any renewal or extension of a then existing facility) entered into on or after the date of the Closing by the Company or any Subsidiary in a principal amount equal to or greater than $20,000,000 (or the equivalent in any other currency, determined as of the date of the financial closing of such credit facility based on the exchange rate of such other currency for U.S. dollars), but excluding any such facility entered into solely for cash management or similar purposes in the ordinary course of business that provides a netting or cash pooling arrangement by and among the Company and/or one or more Subsidiaries in respect of the Indebtedness under such facility. If any such facility entered into after the date of the


                                   Schedule B

Closing provides for both a cash management netting arrangement as described above and other Indebtedness not subject to netting arrangements, the determination of whether such facility constitutes the Bank Credit Facility will be based solely upon such other Indebtedness.

          "Bid Bond" means a bid, performance or advance payment bond or guarantee issued by a financial institution to a client or prospective client of a member of the Group in connection with a contract for which that member of the Group is bidding or which has been awarded to that member of the Group.

          "Borrowed Money" means Indebtedness in respect of (a) money borrowed or raised and debit balances at banks (provided that for the purposes of calculating the amount of any such Indebtedness the calculation shall be net of credit balances which together with the relevant debit balances are subject to contractual netting arrangements), (b) any bond, note, loan stock, debenture or similar debt instrument, (c) acceptance or documentary credit facilities, (d) receivables sold or discounted (otherwise than on a non-recourse basis), (e) deferred payments in cash for assets or services acquired where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of the asset or services acquired (excluding credit granted in the ordinary course of trading for a period not exceeding 120 days (or in the case of Greece, Spain and Italy, not exceeding 180 days) and deferred consideration payments in respect of acquisitions or investments), (f) the capital element of Finance Leases and hire purchase contracts, (g) (except for the purposes of the definition of "Consolidated Gross Borrowings" and Section 11(f)) Derivatives Contracts, (h) any other transaction (including without limitation forward sale or purchase agreements where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of the asset or services acquired) having the commercial effect of a borrowing or raising of money or of any of (b) to (g) above and (i) Guarantees in respect of Indebtedness of any Person falling within any of (a) to (h) above.

          "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or London, England are required or authorized to be closed.

          "Closing" is defined in Section 3.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "Company" or "Parent" means Cordiant Communications Group plc (Registered No. 1320869), whose registered office is at 121-141 Westbourne Terrace, London W2 6JR.

          "Confidential Information" is defined in Section 22.

          "Consolidated Gross Borrowings" means the aggregate principal or capital amount of all Borrowed Money incurred by the Group (including any fixed or minimum premium payable on final repayment) plus the aggregate principal element of Borrowed Money


                                   Schedule B
secured by any Encumbrance over all or any part of the undertaking, property, assets, rights or revenues of any member of the Group except that:

          (a) moneys owing by one member of the Group to another member of the Group shall not be taken into account;

          (b) Permitted Guarantees shall not be taken into account and, to avoid double counting, no Guaranty of a liability which is already taken into account shall itself be taken into account;

          (c) no liability shall be taken into account more than once in any computation;

          (d) Consolidated Gross Borrowings expressed in or calculated by reference to a currency other than Sterling shall be converted into Sterling by reference to the rate of exchange used by the Company for the conversion of such currency at actual published daily closing rates or, if the relevant currency was not thereby involved, by reference to the rate of exchange or approximate rate of exchange ruling on such date and determined on such basis as the Majority Holders may determine or approve;

          (e) the principal amount of Consolidated Gross Borrowings deemed to be outstanding in relation to Finance Leases or hire purchase agreements shall be the present value of the minimum lease or hire payments discounted at the interest rate implicit in the relevant lease or hire purchase agreement;

          (f) Indebtedness of members of the Group secured by fixed charges over receivables of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group shall not be taken into account; and

          (g) Indebtedness in respect of guarantees issued by banks on behalf of the Group to media authorities shall not be taken into account.

          "Consolidated Gross Interest Expenditure" means, in respect of a period, the aggregate amount (calculated on a consolidated basis) of all continuing, regular or periodic costs, charges and expenses paid or payable during that period in respect of Consolidated Gross Borrowings, including:

          (a) any original acceptance commission paid or payable in respect of any bills of exchange or other negotiable instruments;

          (b) any initial issue discount allowed on the issue of debentures (to the extent relating to that period when amortized over the term of such debentures); and

          (c) the interest component of rentals under Finance Leases,

          but excluding:


                                   Schedule B

               (i) arrangement and other one-off fees (to the extent relating to that period when amortized over the term of the relevant Consolidated Gross Borrowing); and

               (ii) amounts discounted for purposes to the extent they are non-cash items.

          "Consolidated Net Interest Expenditure" means, in respect of a period, the Consolidated Gross Interest Expenditure accrued for that period net of credit interest accrued by the Group during such period.

          "Consolidated Net Worth" means, as of the date of any determination thereof, the consolidated total capital and reserves of the Group based on the balance sheet, as determined in accordance with Fixed GAAP, and as adjusted by adding back any diminution due to the writing off or amortization of acquisition goodwill or the debiting of acquisition goodwill to any reserve.

          "Default" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

          "Default Rate" means that rate of interest that is the greater of (i) 9.61% per annum and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its base or prime rate.

          "Derivatives Contract" means a contract, agreement or transaction which is:

          (a) a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

          (b) any combination of such transactions,

in each case, whether on-exchange or otherwise.

          "Designated non-U.S. Subsidiary" is defined in Section 1.2(b).

          "Dollars" or "$" means lawful money of the United States.

          "EBIT" means, in respect of a period, the consolidated profit on ordinary activities of the Group for that period before interest, exceptional and extraordinary items and taxes as shown in the audited consolidated profit and loss account provided to the holders of the Notes under Section 7.1(b) (or, as the case may be, in the unaudited consolidated financial statements for the relevant Fiscal Half-Year provided under Section 7.1(a)).

          "EBITDA" means, in respect of a period, the consolidated profit on ordinary activities of the Group for that period before depreciation and amortization, interest, exceptional and extraordinary items and taxes as shown in the audited consolidated profit and loss account


                                   Schedule B
provided to the holders of the Notes under Section 7.1(b) (or, as the case may be, in the unaudited consolidated financial statements for the relevant Fiscal Half-Year provided under Section 7.1(a)).

          "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any Person or any other arrangement having the effect of conferring rights of set-off and includes any agreement to create any of the foregoing.

          "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "equity share capital" has the meaning given to it in Section 744 of the Companies Act 1985.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414(b) and (c) of the Code.

          "Event of Default" is defined in Section 11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Finance Lease" means a lease treated as a finance lease pursuant to GAAP.

          "Financial Subsidiary Borrowed Money" means any Borrowed Money of a Subsidiary (a) whose activities are the issuance of debt obligations to Persons other than Affiliates and the lending of the net proceeds of such debt obligations to the Company and Wholly-Owned Subsidiaries and activities related thereto (it being understood that such Subsidiary may engage in minor activities unrelated to the issuance of debt obligations and the lending of the net proceeds of such debt obligations) and (b) which has no significant assets other than loan receivables from the Company or from Wholly-Owned Subsidiaries.

          "Fiscal Half-Year" means, in respect of each Fiscal Year, each of the periods (each comprising six successive months) ending on or about June 30 and December 31.

          "Fiscal Quarter" means each fiscal period for the Group of three successive months beginning on the day after a Quarter Day and ending on the following Quarter Day.


                                   Schedule B

          "Fiscal Year" means each fiscal period for the Group beginning on 1st January and ending on 31 December in that year.

          "Fixed GAAP" means GAAP as applied to the Group's accounts for the Fiscal Year ending December 31, 1999.

          "Foreign Plan" means each plan that is maintained, sponsored or otherwise contributed to by the Company or any Subsidiary and that provides retirement or welfare benefits and is maintained outside the United States primarily for the benefit of individuals substantially all of whom are or were "nonresident aliens", as defined in section 7701(b) of the Code.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United Kingdom.

          "Governmental Authority" means

          (a) the government of

               (i) the United States of America or any State thereof or the United Kingdom or any other political subdivision of any thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "Group" means the Company and its Subsidiaries from time to time and "member of the Group" means any one of them.

          "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;


                                   Schedule B

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

          In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 15.1. Unless the context otherwise requires, each holder of a Note shall also be a holder of the Parent Guarantee for purposes of Sections 13 and 14.

          "Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

          "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding (together with one or more of its Affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding), and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "Majority Holders" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates).

          "Make-Whole Amount" is defined in Section 8.7.

          "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Issuer or the Company to perform their respective obligations under this Agreement and, in the case of the Issuer, the Notes or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guarantee.


                                   Schedule B

          "Material Subsidiary" means:

          (a) any Subsidiary of the Company whose aggregate annual revenues or attributable annual revenues are in excess of an amount equal to 5% of the consolidated revenues of the Group, in each case as shown by the most recent audited financial statements of such Subsidiary and the Group (respectively); and

          (b) for the purposes of Sections 5 and 11 (and in addition to the Subsidiaries of the Company referred to in clause (a) above) the companies listed as Material Subsidiaries in Schedule 5.4.

          "Memorandum" is defined in Section 5.3.

          "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Net Derivatives Liability" means, at any time, the net liability (if any) at such time of the members of the Group taken as a whole in respect of Derivatives Contracts determined by reference to the amounts which would be payable or receivable by the members of the Group pursuant to the terms of such Derivatives Contracts if such Derivatives Contracts were terminated at such time.

          "Notes" is defined in Section 1.1.

          "OECD" means the "Organization for Economic Co-operation and Development", the economic organization currently comprising 29 nations formed by the signing of a convention in Paris on December 14, 1960.

          "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Issuer or the Company, as the case may be, whose responsibilities extend to the subject matter of such certificate.

          "Other Agreements" is defined in Section 2.

          "Other Purchasers" is defined in Section 2.

          "Parent Guarantee" is defined in Section 1.2(a).

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA or any successor thereto.

          "Permitted Encumbrances" means:

          (a) any right of set-off arising by operation of law in the ordinary course of trading;

          (b) any Encumbrance arising with respect to Taxes of the Group that at the time are not required to be paid pursuant to Section 9.4;


                                   Schedule B

          (c) any Encumbrance given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media only in accordance with normal industry practice;

          (d) the trust established in accordance with the terms of the letters dated 21st August 1997 to beneficiaries of the support agreement dated 1st October 1987 and made between the Company and Ted Bates Worldwide Inc.;

          (e) any Encumbrance over any rent deposits as security for rental payments to be made by any member of the Group under or pursuant to any lease of premises used for its business;

          (f) any Encumbrance existing on the date of the Closing and either securing in the aggregate less than $1,000,000 (or its equivalent in any other currency) or described in Schedule 5.15;

          (g) Encumbrances in respect of property (or the revenues from operations conducted exclusively with such property) acquired or constructed or improved by the Company or a Subsidiary after the date of the Closing, which are created at the time of or within 180 days after acquisition or completion of construction or improvement of such property to secure all or any part of the purchase price of such property or cost of construction of such property, provided that in any such case

               (i) no such Encumbrance shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and

               (ii) the aggregate principal amount of the obligations secured by all such Encumbrances in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

          (h) any Encumbrance on assets acquired after the date of the Closing or on assets of a Person which becomes a Subsidiary after the date of the Closing (which Encumbrances were in existence at the date of acquisition or of such Person becoming a Subsidiary, but were not created in contemplation thereof) but in each case only if the maximum amount thereby permitted from time to time to be secured has not been increased on account of, or since the date of, the acquisition of such asset or the date on which such Person becomes a Subsidiary and provided that the same is discharged in full within six months of the date of the relevant acquisition or such Person becoming a Subsidiary;

          (i) any Encumbrance (a "New Encumbrance") created by any member of the Group in substitution for any Encumbrance referred to in clause (f) above (an "Existing Encumbrance") provided that (i) such Existing Encumbrance is irrevocably and unconditionally discharged no later than the time of creation of the New Encumbrance, (ii) the New Encumbrance relates only to the same assets as the Existing Encumbrance and (iii) the Indebtedness secured by the New Encumbrance does not exceed the Indebtedness secured by the Existing Encumbrance; and


                                   Schedule B

          (j) Encumbrances that would not otherwise fall within the definition of Permitted Encumbrances pursuant to clauses (a) through (i) above, securing obligations of the Issuer, the Company or a Subsidiary, provided that the sum (without duplication) of (i) the aggregate unpaid principal amount of Borrowed Money (including in respect of Finance Leases) of the Issuer, the Company and all Subsidiary Guarantors secured by Encumbrances referred to in this definition of Permitted Encumbrances plus (ii) the aggregate unpaid principal amount of Borrowed Money of Subsidiaries (other than the Issuer and Subsidiary Guarantors) outstanding pursuant to Section 10.2(h), does not at any time exceed 15% of Consolidated Net Worth.

          "Permitted Guarantees" means:

          (a) any Guaranty given by any member of the Group in connection with a Bank Credit Facility, subject to the requirements of Section 9.7;

          (b) any Guaranty given by a company which becomes a Subsidiary after the Closing and which (i) is outstanding on the date such Person becomes a Subsidiary (or such corporation is at the time contractually bound, in writing, to incur such Guaranty) and (ii) has not been (or is not being) incurred, extended or renewed in contemplation of such Person becoming a Subsidiary;

          (c) any Guaranty given by a member in the Group in favor of a bank in connection with any bona fide cash management and/or netting arrangements for the Group;

          (d) any Guaranty given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media only in accordance with normal industry practice;

          (e) any Guaranty given by a member of the Group in connection with rental payments to be made by any other member of the Group under or pursuant to any lease of premises used for its business; and

          (f) the Zenith Guarantee.

          "Permitted Jurisdiction" means (a) the United States of America, (b) the United Kingdom and (c) any other country that on the date hereof is a member of the OECD (other than Greece or Turkey).

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or


                                   Schedule B
required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability.

          "Preferred Stock", as applied to any Person, means shares or equity interests of such Person that shall be entitled to preference or priority over any other shares or equity interests of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

          "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

          "PTE" is defined in Section 6.2.

          "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States Department of Labor.

          "Quarter Days" means 31 March, 30 June, 30 September and 31 December in any year.

          "Required Holders" means, at any time, the holders of at least 66 2/3% in unpaid principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates).

          "Responsible Officer" means any Senior Financial Officer and any other officer of the Issuer or the Company, as the case may be, with responsibility for the administration of the relevant portion of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Issuer or the Company, as the case may be.

          "Sterling" and "L" mean the lawful currency for the time being of the United Kingdom.

          "Subsidiary" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "Subsidiary Guarantee" is defined in Section 1.2(b).

          "Subsidiary Guarantor" is defined in Section 4.5.


                                   Schedule B

          "Tax" and collectively "Taxes" means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding.

          "Taxing Jurisdiction" is defined in Section 14.

          "UK Listing Authority" means the Financial Services Authority acting in its capacity as competent authority for purposes of the United Kingdom Financial Services Act 1986.

          "Voting Stock" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

          "Wholly-Owned Subsidiary" means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

          "Zenith" means Zenith Media Holdings Limited (registered no. 3423055).

          "Zenith Guarantee" means the guarantee given by the Company to HSBC Investment Bank plc as Security Trustee in respect of the L21,500,000 facility agreement dated September 30, 1997 and made between (inter alios) Zenith, HSBC Investment Bank plc as agent and security trustee and the banks referred to therein, as the same is in effect on December 31, 2000 and without any increase in the amount guaranteed.


                                   Schedule B

                                                                     EXHIBIT 1.1

                                 [FORM OF NOTE]

                             CORDIANT FINANCE, INC.

                      7.61% GUARANTEED SENIOR NOTE DUE 2011

No. R-[__]                                                    New York, New York
U.S. $[_______]                                                           , 20__
PPN: 21851# AA 0

          FOR VALUE RECEIVED, the undersigned, CORDIANT FINANCE, INC., a Delaware corporation (the "Issuer"), hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] DOLLARS on April 5, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) from the date hereof on the unpaid balance thereof at the rate of 7.61% per annum, payable semiannually on April 5 and October 5 in each year, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any Make-Whole Amount (as defined in the Note Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 9.61% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its base or prime rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Agreements referred to below.

          This Note is one of a series of Guaranteed Senior Notes issued pursuant to separate Note Purchase Agreements dated as of April 5, 2001 (as from time to time amended, the "Note Agreements") entered into by the Issuer and Cordiant Communications Group plc (the "Parent") with the respective Purchasers named therein and is entitled to the benefits thereof, including the unconditional guarantee by the Parent of the obligations of the Issuer under this Note. This Note is also entitled to the benefits of certain Subsidiary Guarantees executed and delivered from time to time pursuant to the Note Agreements. Each transferee of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 22 of the Note Agreements. Each transferee of this Note will also be deemed, by its acceptance hereof, to have made the representation set forth in paragraph (a),
(c), (d) or (e) of Section 6.2 of the Note Agreements unless such transferee advises the Issuer prior to the registration of such transfer that such transferee cannot make such representation, in which event such transferee shall be required to comply with the requirements of Section 15.2 of the Note Agreements as to matters relating to possible prohibited transactions under ERISA and the Code (as respectively defined in the Note Agreements).

          This Note is a registered Note and, subject to the terms and conditions and as provided in the Note Agreements, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount (or, if less, the then unpaid principal amount) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

          The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreements.

          This Note shall be construed and enforced in accordance with, and the rights of the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                            CORDIANT FINANCE, INC.



                                            By_________________________
                                              Title:

                                                                     EXHIBIT 1.2

                               GUARANTEE AGREEMENT

          GUARANTEE AGREEMENT dated as of __________, 20__, made by ________________________, a _________________ [ ] (the "Guarantor"), in favor of the holders from time to time of the Guaranteed Obligations referred to below (individually a "Holder" and sometimes collectively the "Obligors").

          WHEREAS, Cordiant Finance, Inc. (the "Issuer") and Cordiant Communications Group plc, a public limited company organized under the laws of England and Wales (the "Parent Guarantor"), have entered into several Note Purchase Agreements dated as of April 5, 2001 (as amended or otherwise modified from time to time, collectively the "Note Agreements" and terms defined therein and not otherwise defined herein are being used herein as so defined) with the institutional purchasers listed in Schedule A thereto, providing for the issuance and sale by the Issuer to such purchasers of $175,000,000 aggregate principal amount of the Issuer's 7.61% Guaranteed Senior Notes due 2011 (the "Notes") and pursuant to which the Parent Guarantor has unconditionally guaranteed the obligations of the Issuer under the Note Agreements and the Notes pursuant to the terms of the Parent Guarantee contained in the Note Agreements; and

          WHEREAS, it is a [condition precedent to the purchase of the Notes by such purchasers under/requirement of] the Note Agreements that the Guarantor shall execute and deliver this Guarantee Agreement; and

          WHEREAS, the Guarantor is a Subsidiary of the Parent Guarantor and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guarantee Agreement.

          NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees as follows:

          SECTION 1. Guarantee. The Guarantor unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the due and punctual performance and observance by the Parent Guarantor of all covenants, agreements and conditions on its part to be performed and observed under the Parent Guarantee (all such obligations are called the "Guaranteed Obligations").

          The Guarantor also agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Obligee in enforcing any rights under this Guarantee Agreement or in connection with any amendment of this Guarantee Agreement.

          Without limiting the generality of the foregoing, this Guarantee Agreement guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.


                              GUARANTEE AGREEMENT

          SECTION 2. Guarantee Absolute. The obligations of the Guarantor under
Section 1 of this Guarantee Agreement constitute a present and continuing guaranty of payment and not of collectability and the Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Parent Guarantee, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Parent Guarantor or any other Person liable for the Guaranteed Obligations or whether the Parent Guarantor or any other such Person is joined in any such action or actions. The liability of the Guarantor under this Guarantee Agreement shall be primary, absolute, irrevocable, and unconditional irrespective of:

          (a) any lack of validity or enforceability of any Guaranteed Obligation, the Note Agreements, any Note, the Parent Guarantee or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Note Agreements, any Note, the Parent Guarantee or this Guarantee Agreement;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Guarantor or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Parent Guarantor or any Subsidiary;

          (e) any change, restructuring or termination of the corporate structure or existence of the Parent Guarantor or any other Subsidiary; or

          (f) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Parent Guarantor or the Guarantor.

          This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Obligee or any other Person upon the insolvency, bankruptcy or reorganization of the Parent Guarantor or otherwise, all as though such payment had not been made.

          SECTION 3. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

          (a) promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement;


                              GUARANTEE AGREEMENT

          (b) any requirement that any Obligee or any other Person protect, secure, perfect or insure any Encumbrance or any property subject thereto or exhaust any right or take any action against the Parent Guarantor or any other Person or any collateral;

          (c) any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;

          (d) any duty on the part of any Obligee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Obligee; and

          (e) any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Parent Guarantor or the Guarantor or any other Person.

          SECTION 4. Waiver of Subrogation and Contribution. The Guarantor shall not assert, enforce, or otherwise exercise (A) any right of subrogation to any of the rights, remedies, powers, privileges or Encumbrances of any Obligee or any other beneficiary against the Parent Guarantor or any other obligor on the Guaranteed Obligations or any collateral or other security, or (B) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Parent Guarantor, and the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been indefeasibly paid in full.

          SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

          The Guarantor is a [corporation/limited liability company/other entity to be described] duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The execution, delivery and performance of this Guarantee Agreement have been duly authorized by all necessary action on the part of the Guarantor, and this Guarantee Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by
(a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Encumbrance in respect of any property of the Guarantor or any Subsidiary of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Guarantor or any Subsidiary of the Guarantor is bound or by which the Guarantor or any Subsidiary of the Guarantor or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order,


                              GUARANTEE AGREEMENT
judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guarantee Agreement.

          SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the [Majority Holders], and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, (A) limit the liability of or release the Guarantor hereunder, (B) postpone any date fixed for, or change the amount of, any payment hereunder or (C) change the percentage of Notes the holders of which are, required to take any action hereunder.

          SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and sent (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Such notice if sent to the Guarantor shall be addressed to it at the address of the Guarantor provided below its name on the signature page of this Guarantee Agreement or at such other address as the Guarantor may hereafter designate by notice to the Obligees. Any notice or other communication herein provided to be given to the Obligees shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note register maintained by the Issuer in accordance with the provisions of Section 14.1 of the Note Agreements.

          SECTION 8. No Waiver; Remedies. No failure on the part of any Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee of payment and performance and shall (A) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (B) be binding upon the Guarantor, its successors and assigns and (C) inure to the benefit of and be enforceable by the Obligees and their successors, transferees and assigns.

          SECTION 10. Jurisdiction and Process; Waiver of Jury Trial. The Guarantor irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or


                              GUARANTEE AGREEMENT
proceeding arising out of or relating to this Guarantee Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          The Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in this Section by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Guarantor at its address specified in Section 7 or at such other address of which the Obligees shall then have been notified pursuant to said Section or to the Issuer, as its agent for the purpose of accepting service of any process in the United States, at the Issuer's address specified in Section 20 of the Note Agreements. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any recognized courier or overnight delivery service.

          Nothing in this Section 10 shall affect the right of any Obligee to serve process in any manner permitted by law, or limit any right that the Obligees may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          THE GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

          SECTION 11. Tax Indemnification.

          All payments whatsoever under this Guarantee Agreement will be made by the Guarantor in the lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law.

          If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Guarantor under this Guarantee Agreement, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts paid to each Obligee pursuant to the terms of this Guarantee Agreement, after such deduction or withholding (including any required deduction or withholding of Tax on or with respect to such additional amount), shall equal the amounts then due and payable under the terms of this Guarantee Agreement to the Parent Guarantor, provided that no payment of any additional amounts shall be required to be made for or on account of:


                              GUARANTEE AGREEMENT

          (a) any Tax that would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom this Guarantee Agreement or any amount payable hereunder is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of this Guarantee Agreement or receipt of payments hereunder, including without limitation such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business therein or having an establishment office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Guarantor, after the date of the Closing, opening an office in, moving an office, or reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guarantee Agreement are made to, the Taxing Jurisdiction imposing the relevant Tax;

          (b) any Tax that would not have been imposed but for the failure of such Holder to qualify as a resident of the United States for purposes of a tax treaty between the United States and the Taxing Jurisdiction or the failure of such Holder to comply with any reporting or filing requirement under such tax treaty (unless such failure to comply (i) is attributable solely to the failure of the Guarantor to provide notice or copies of any Form (as defined below) in accordance with the procedures described in the immediately succeeding paragraph or (ii) occurs notwithstanding compliance by such Holder with such procedures); or

          (c) any Taxes on such holder's net income or net profits;

          (d) any Tax which is payable otherwise than by deduction or witholding from payments made under or with respect to any Note;

          (e) any estate, inheritance, gift, sales, transfer, personal property or similar Tax; or

          (f) any combination of clauses (a) through (e) above;

     provided further that no such additional amounts shall be payable to (i) any Holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the Holder or (ii) any Holder who is not a resident of the United States or with respect to any payment all or any part of which represents income which is not subject to United States tax as income of a resident of the United States.

          By acceptance of any Note, the Holder of such Note as the beneficiary of the Parent Guarantee agrees to assist the Guarantor in complying with administrative requirements imposed by any Governmental Authority in a Taxing Jurisdiction in connection with applicable


                              GUARANTEE AGREEMENT
law of such Taxing Jurisdiction, including without limitation an applicable tax treaty, it being agreed as between the Holders of the Notes as beneficiaries of the Parent Guarantee and the Guarantor that compliance with any such administrative requirements shall be the sole responsibility of the Parent Guarantor and the Guarantor. In furtherance of the foregoing, by such acceptance, each such Holder agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Parent Guarantor or the Guarantor all such forms, certificates, documents and returns provided to such Holder by the Parent Guarantor or the Guarantor (collectively "Forms") required to be filed by or on behalf of such Holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide the Parent Guarantor or the Guarantor with such information with respect to such Holder as the Parent Guarantor or the Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 11 shall require any Holder to provide information with respect to any such Form if in the opinion of such Holder such Form would involve the disclosure of tax return or other information that is confidential or proprietary to such Holder, and provided further that, except as described below in respect of the transfer of any Note, each such Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Holder to the Parent Guarantor or the Guarantor or mailed to the appropriate taxing authority within 60 days following a written request of the Parent Guarantor or the Guarantor (which request shall be accompanied by copies of such Form).

          The Guarantor will furnish the Holders, within the period of payment permitted by applicable law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

          Section 12. Judgment Currency. Any payment on account of an amount that is payable hereunder by the Guarantor in U.S. Dollars which is made to or for the account of any Obligee in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the Guarantor's obligation under this Guarantee Agreement only to the extent of the amount of U.S. Dollars which such Obligee could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such Obligee, the Guarantor agrees, to the fullest extent permitted by law, to indemnify and save harmless such Obligee from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Obligee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. As used herein the term "London Banking Day" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.


                              GUARANTEE AGREEMENT

          SECTION 13. Governing Law. This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the Guarantor and the Obligees shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

                                            [GUARANTOR]



                                            By________________________
                                              Title:

                                            Address:

                                            Attention:
                                            Telephone:
                                            Telecopy:


















                              GUARANTEE AGREEMENT

                                              EXHIBITS 4.4(a)(i), (ii) and (iii)

                           Form of Opinions of Counsel

          The following opinions are to be provided by United States, English and in-house counsel for the Company, allocated among such counsel as appropriate, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.

          1. The Issuer is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver the Note Purchase Agreements and the Notes and perform the provisions thereof.

          2. The Company is a public limited company duly organized and validly existing under the laws of England and Wales and has the corporate power and authority to execute and deliver the Note Purchase Agreements and perform the provisions thereof.

          3. Each Subsidiary Guarantor identified as such in Section 4.5 of the Note Purchase Agreements is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and authority to execute and deliver its Subsidiary Guarantee and perform the provisions thereof.

          4. The Note Purchase Agreements have been duly authorized, executed and delivered by the Issuer and the Company and constitute legal, valid and binding agreements of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with their terms.

          5. The Notes being purchased by you today have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and said Notes are entitled to the benefits of the Parent Guarantee in accordance with their terms and the terms of the Parent Guarantee.

          6. A Subsidiary Guarantee has been duly authorized, executed and delivered by each such Subsidiary Guarantor and constitutes a legal, valid and binding agreement of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

          7. No consent, approval or authorization of, or registration, filing or declaration with, any English or U.S. Governmental Authority by the Issuer, the Company or any Subsidiary Guarantor is required in connection with the execution, delivery or performance by the Issuer and the Company of the Note Purchase Agreements, by the Issuer of said Notes or by such Subsidiary Guarantor of its Subsidiary Guarantee.

          8. It was not necessary in connection with the offering, sale and delivery of said Notes, the Parent Guarantee or said Subsidiary Guarantees, under the circumstances contemplated by the Note Purchase Agreements, to register said Notes, the Parent Guarantee or said Subsidiary Guarantees under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          9. The execution, delivery and performance by the Issuer and the Company of the Note Purchase Agreements, by the Issuer of said Notes and by the Subsidiary Guarantors of their respective Subsidiary Guarantees does not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Encumbrance in respect of any property of the Issuer, the Company or any other Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other agreement or instrument known to such counsel, to which the Issuer, the Company or any other Subsidiary is bound or by which the Issuer, the Company or any other Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Issuer, the Company or any other Subsidiary or
     (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Issuer, the Company or any other Subsidiary. [Open]

          10. No liability for any Tax directly or indirectly imposed, assessed, levied or collected by or for the account of any Governmental Authority in the United Kingdom will be incurred by you or by the Company or any Subsidiary Guarantor as a result of the execution or delivery of the Note Purchase Agreements or said Subsidiary Guarantees, or the transfer of any Note, and, assuming you are a resident in the United States and are not engaged in business in the United Kingdom, no deduction or withholding in respect of any Tax imposed by or for the account of any Governmental Authority in the United Kingdom is required to be made from any payment of interest by the Company or any Subsidiary Guarantor under the Note Purchase Agreements or any Subsidiary Guarantee.

          11. Assuming you do not otherwise have a presence in the United Kingdom, you will not be deemed to be domiciled or resident in the United Kingdom for tax purposes or carrying on business in the United Kingdom solely by reason of the making and performance or enforcement of the Note Purchase Agreements or a Subsidiary Guarantee or the holding of Notes.

          12. A final judgment properly obtained in any court of the State of New York or any federal court in the United States of America located in the Borough of Manhattan, The City of New York, in respect of any suit, action or proceeding arising out of or relating to the Note Purchase Agreements, the Notes or a Subsidiary Guarantee will be given conclusive effect by the courts in the United Kingdom without reexamination of the substantive matters thereby adjudicated, provided that (a) the American court has jurisdiction over the Issuer, the Company or the Subsidiary Guarantor, as the case may be, in accordance with the rules of English law,
     (b) the American judgment was not contrary to English public policy or
     Section 5 of the Protection of Trading Interests Act of 1980 or obtained by fraud or in breach of the rules of natural justice and (c) the American proceedings were not of a revenue or penal nature.

          13. It is not necessary under English law in order to enable any Person to enforce its rights under the Note Purchase Agreements, the Notes or the Subsidiary Guarantees that such Person be licensed, qualified or otherwise entitled to carry on business in the United Kingdom.

          14. The Issuer is not an "investment company" or, to the knowledge of such counsel, a Person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          15. None of the transactions contemplated by the Note Purchase Agreements (including without limitation the use of the proceeds from the sale of the Notes) will violate or result in a violation of Regulation T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively.

          16. Except as disclosed in Schedule 5.8 of the Note Purchase Agreements, no actions, suits or proceedings are pending, or to the knowledge of such counsel threatened, against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority, except actions, suits or proceedings which (a) individually do not in any manner draw into question the validity of the Note Purchase Agreements, the Subsidiary Guarantees or the Notes and (b) in the aggregate, if adversely determined, would not be reasonably expected to have a Material Adverse Effect. [Open]

                                     * * * *

          This opinion is given solely for your benefit, and for the benefit of the institutional holders from time to time of the Notes purchased by you today, in connection with the closing held today of the transactions contemplated by the Note Purchase Agreements and may not be relied upon by any other person for any purpose without our prior written consent.

                                                                  EXHIBIT 4.4(b)

                   Form of Opinion of Willkie Farr & Gallagher



                                                   _______, 2001

               Re:     Cordiant Finance, Inc.
                       7.61%% Guaranteed Senior Notes due 2011

To each of the Purchasers listed in Schedule A to the within-mentioned Note Purchase
   Agreements

Ladies and Gentlemen:

          We have acted as your special counsel in connection with the issuance by Cordiant Finance, Inc. (the "Issuer") of its 7.61% Guaranteed Senior Notes due 2011 in an aggregate principal amount of $175,000,000 (the "Notes"), and the purchases by you pursuant to the several Note Purchase Agreements made by you with the Issuer and Cordiant Communications Group plc (the "Company") under date of April 5, 2001 (the "Note Purchase Agreements") of Notes and in the respective aggregate principal amounts set forth in Schedule A to the Note Purchase Agreements. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreements.

          We have examined such corporate records of the Issuer, agreements and other instruments, certificates of public officials and of officers and representatives of the Issuer and the Company, and such other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations set forth in the Note Purchase Agreements and upon certifications by officers or other representatives of the Issuer and the Company. We have also assumed the due incorporation and valid existence of the Company under the laws of England and Wales, the requisite corporate power and authority of the Company to enter into and perform its obligations under the Note Purchase Agreements and the due authorization, execution and delivery by the Issuer and the Company of the Note Purchase Agreements and by the Issuer of the Notes purchased by you today.

          In addition, we attended the closing held today at our office at which you purchased and made payment for Notes and in the respective aggregate principal amounts to be purchased by you, all in accordance with the Note Purchase Agreements.

          Based upon the foregoing and having regard for legal considerations that we deem relevant, we render our opinion to you pursuant to Section 4.4(b) of the Note Purchase Agreements as follows:

          1. The Issuer is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver the Note Purchase Agreements and the Notes and perform its obligations thereunder.

          2. The Note Purchase Agreements constitute legal, valid and binding agreements of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with their terms.

          3. The Notes being purchased by you today constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and said Notes are entitled to the benefits of the Parent Guarantee in accordance with their terms and the terms of the Parent Guarantee.

          4. No consent, approval or authorization of, or registration, filing or declaration with, any New York or federal Governmental Authority by the Issuer or the Company is required in connection with the execution, delivery or performance by the Issuer or the Company of the Note Purchase Agreements or by the Issuer of said Notes.

          5. It was not necessary in connection with the offering, sale and delivery of said Notes or the Parent Guarantee, under the circumstances contemplated by the Note Purchase Agreements, to register said Notes or the Parent Guarantee under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          6. The opinions of Macfarlanes, solicitors for the Company and the Subsidiary Guarantors, White & Case LLP, special U.S. counsel for the Issuer, the Company and the Subsidiary Guarantors, and Michael J. Kopcsak, Esq., each dated today and delivered to you pursuant to Section 4.4 of the Note Purchase Agreements, are satisfactory to us in form and scope with respect to the matters respectively specified therein and we believe that you are justified in relying thereon.

          The opinions expressed above are subject to the exception that (a) the enforceability of any agreement or instrument may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) the enforceability of indemnity provisions contained in the Note Purchase Agreements may be subject to limitations based upon public policy considerations.

          We express no opinion as to Section 24.3 of the Note Purchase Agreements insofar as said Section relates to (i) the subject matter jurisdiction of a United States Federal District Court sitting in New York to adjudicate any controversy relating to the Note Purchase Agreements, the Notes or any other document related thereto, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States District Court or (iii) the waiver of the right to jury trial.

          We are members of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than United States Federal laws, the laws of the State of New York and the General Corporation Law of the State of Delaware.

          This opinion is given solely for your benefit, and for the benefit of other institutional investor holders from time to time of the Notes purchased by you today, in connection with the closing held today of the transactions contemplated by the Note Purchase Agreements, and may not be relied upon by any other person for any purpose without our prior written consent.

                                            Very truly yours,

                                                                     EXHIBIT 9.7

          Documents to Be Delivered by each additional Subsidiary Guarantor pursuant to Section 9.7

          (a) a copy of the memorandum and articles of association and certificate of incorporation of the Subsidiary Guarantor;

          (b) a copy of a resolution of the board of directors of the Subsidiary
     Guarantor:

               (i) approving the terms of, and the transactions contemplated by, the Subsidiary Guarantee and resolving that it execute the Subsidiary Guarantee;

               (ii) authorizing a specified person or persons to execute and deliver the Subsidiary Guarantee; and

               (iii) authorizing a specified person or persons on its behalf, to sign and/or dispatch all documents to be signed and/or dispatched by it under or in connection with this Agreement and the Subsidiary Guarantee;

          (c) a certificate of a director of the Subsidiary Guarantor certifying that execution and delivery of the Subsidiary Guarantee would not cause any borrowing limit binding on it to be exceeded;

          (d) a specimen of the signature of each person authorized by the resolutions referred to in paragraph (b) above; and

          (e) a certificate of an authorized signatory of the Subsidiary Guarantor certifying that each document specified in this Exhibit is correct, complete and in full force and effect.

                                                                    SCHEDULE 4.5

                              Subsidiary Guarantors



The Communications Group Pty Limited
Atlas Advertising Limited
Bates Europe Limited
Bates UK Limited
ICM International Limited
The Decision Shop Limited
Bates Deutschland Holding GmbH
Bates Advertising USA, Inc.
Bates Churchill Advertising, Inc.
Bates Churchill Public Relations, Inc.
Bates Healthworld, Inc.
Bates Travel and Tourism, Inc.
Bates Worldwide (Delaware), Inc.
CCG.XM, Inc.
Cordiant US Holdings, Inc.
Falk Healthworld Inc.
Fitch, Inc.
GHBM Inc.
Healthworld Corporation
Lighthouse Global Network Inc.
Morgen-Walke Associates, Inc.

                                                                    SCHEDULE 5.3



                              Disclosure Documents





                                      None

                                                                  SCHEDULE 5.4

Subsidiaries:

-----------------------------------------------------------------------------------------------------------------------
Entity                                           Jurisdiction of       Percentage         Additional Comments **
                                                  incorporation           Group
                                                                       Ownership *
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Bates Fernandez S.A.                                Argentina             83.8
-----------------------------------------------------------------------------------------------------------------------
ZMS S.A.                                            Argentina              100
-----------------------------------------------------------------------------------------------------------------------
Ideaworks (Holdings) Pty Limited                    Australia             63.1
-----------------------------------------------------------------------------------------------------------------------
Adtwon Pty Ltd                                      Australia              100
-----------------------------------------------------------------------------------------------------------------------
Advertising Facilities Pty Ltd                      Australia              100
-----------------------------------------------------------------------------------------------------------------------
Bates Healthworld Pty Limited                       Australia             75.1
-----------------------------------------------------------------------------------------------------------------------
Big Island International Pty Ltd                    Australia              85
-----------------------------------------------------------------------------------------------------------------------
Black Book Holdings Pty Limted                      Australia              100
-----------------------------------------------------------------------------------------------------------------------
Black Book Nominees Pty Ltd                         Australia              100
-----------------------------------------------------------------------------------------------------------------------
Blackbook Nominees (Sydney) Pty Ltd                 Australia              100
-----------------------------------------------------------------------------------------------------------------------
Consensus Research Pty Limited                      Australia              100
-----------------------------------------------------------------------------------------------------------------------
Cordiant Communications (Australia) Pty Ltd         Australia              100
-----------------------------------------------------------------------------------------------------------------------
DesignOne Productions Pty Ltd                       Australia              100
-----------------------------------------------------------------------------------------------------------------------
e media works Limited                               Australia              100
-----------------------------------------------------------------------------------------------------------------------
Expanded Media Holdings Pty Limited                 Australia              100
-----------------------------------------------------------------------------------------------------------------------
Expanded Media Investments Pty Limited              Australia              100
-----------------------------------------------------------------------------------------------------------------------
Expanded Media Pty Limited                          Australia              100
-----------------------------------------------------------------------------------------------------------------------
George Patterson (Brisbane) Pty Limited             Australia              100
-----------------------------------------------------------------------------------------------------------------------
George Patterson (Melbourne) Pty Limited            Australia              100
-----------------------------------------------------------------------------------------------------------------------
George Patterson (Sydney) Pty Limited               Australia              100
-----------------------------------------------------------------------------------------------------------------------
George Patterson Nominees Pty Limited               Australia              100
-----------------------------------------------------------------------------------------------------------------------
George Patterson Promotions Pty Limited             Australia              100
-----------------------------------------------------------------------------------------------------------------------
George Patterson Properties Pty Ltd                 Australia              100
-----------------------------------------------------------------------------------------------------------------------
George Patterson Pty Limited                        Australia              100
-----------------------------------------------------------------------------------------------------------------------
Global Scan Pty Limited                             Australia              100
-----------------------------------------------------------------------------------------------------------------------
HMA George Patterson Brisbane Pty Limited           Australia              80
-----------------------------------------------------------------------------------------------------------------------
HMA George Patterson Pty Limited                    Australia              50
-----------------------------------------------------------------------------------------------------------------------
InSync Communications Pty Ltd                       Australia              100
-----------------------------------------------------------------------------------------------------------------------


                                                        2

-----------------------------------------------------------------------------------------------------------------------
Isis Design Pty Ltd                                 Australia              100
-----------------------------------------------------------------------------------------------------------------------
Jamieson House Pty Limited                          Australia              100
-----------------------------------------------------------------------------------------------------------------------
Knockout Solutions Limited                          Australia              100
-----------------------------------------------------------------------------------------------------------------------
Marketforce Advertising Limited                     Australia              100
-----------------------------------------------------------------------------------------------------------------------
Marketforce Limited                                 Australia              50
-----------------------------------------------------------------------------------------------------------------------
Navigator Tourism Communication Pty Limited         Australia              100
-----------------------------------------------------------------------------------------------------------------------
On Line Marketing Solutions Pty Ltd                 Australia              100
-----------------------------------------------------------------------------------------------------------------------
Pathfinder Strategies Pty Limited                   Australia              51
-----------------------------------------------------------------------------------------------------------------------
Professional Public Relations Pty Limited           Australia              85
-----------------------------------------------------------------------------------------------------------------------
Retail One Pty Limited                              Australia              100
-----------------------------------------------------------------------------------------------------------------------
The Communications Group Pty Limited                Australia              100        Material Subsidiary & Guarantor
-----------------------------------------------------------------------------------------------------------------------
The Direct Bond Pty Limited                         Australia              100
-----------------------------------------------------------------------------------------------------------------------
The Media Palace Pty Limited                        Australia              100
-----------------------------------------------------------------------------------------------------------------------
Underline Design Group Pty Limited                  Australia              51
-----------------------------------------------------------------------------------------------------------------------
X/M Pty Ltd                                         Australia              100
-----------------------------------------------------------------------------------------------------------------------
XM (W/A) Pty Ltd                                    Australia              100
-----------------------------------------------------------------------------------------------------------------------
XMPS Holdings Pty Ltd                               Australia              100
-----------------------------------------------------------------------------------------------------------------------
Zenith Media Pty Limited                            Australia              100
-----------------------------------------------------------------------------------------------------------------------
AHA Puttner Bates Werbeagentur GMBH                  Austria               60
-----------------------------------------------------------------------------------------------------------------------
Cordiant Business Services GmbH                      Austria               100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Wien GmbH                           Austria               100
-----------------------------------------------------------------------------------------------------------------------
Chafma Belgium BVBA                                  Belgium               100
-----------------------------------------------------------------------------------------------------------------------
LDV Bates N.V.                                       Belgium               100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Brussels S.A/ N.V.                  Belgium               100
-----------------------------------------------------------------------------------------------------------------------
Bates Latin America Holdings Ltda                    Brazil                100
-----------------------------------------------------------------------------------------------------------------------
Newcomm Bates (Belo Horizonte) Ltda                  Brazil                51
-----------------------------------------------------------------------------------------------------------------------
Newcomm Bates Comunicacao Integrada Ltda             Brazil                51
-----------------------------------------------------------------------------------------------------------------------
Newcomm Institucional Ltda                           Brazil                50
-----------------------------------------------------------------------------------------------------------------------
Newcomm Propaganda e Producoes Ltda                  Brazil                99
-----------------------------------------------------------------------------------------------------------------------
Newsports Marketing e Entretenimento Ltda            Brazil                65
-----------------------------------------------------------------------------------------------------------------------
One Four One Brasil Ltda                             Brazil                99
-----------------------------------------------------------------------------------------------------------------------
141 (Cambodia) Ltd                                  Cambodia               100
-----------------------------------------------------------------------------------------------------------------------
Bates Cambodia Ltd                                  Cambodia               100
-----------------------------------------------------------------------------------------------------------------------
Zenith Media (Cambodia) Ltd                         Cambodia               100
-----------------------------------------------------------------------------------------------------------------------


                                                        3


-----------------------------------------------------------------------------------------------------------------------
Bates Canada Inc.                                    Canada                100
-----------------------------------------------------------------------------------------------------------------------
Campbell Mithun Esty Advertising Limited             Canada                100
-----------------------------------------------------------------------------------------------------------------------
Bates & Partners Publicidad S.A.                      Chile               65.03
-----------------------------------------------------------------------------------------------------------------------
Bates China (Dahua) Limited                           China                80
-----------------------------------------------------------------------------------------------------------------------
Pelerdon Holdings Limited                            Cyprus                51
-----------------------------------------------------------------------------------------------------------------------
IFAR s r.o                                       Czech Republic            100
-----------------------------------------------------------------------------------------------------------------------
InterCom Praha Spol sr.o                         Czech Republic            100
-----------------------------------------------------------------------------------------------------------------------
Interscreen Prag s r.o                           Czech Republic            100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Praha s.r.o.                    Czech Republic            100
-----------------------------------------------------------------------------------------------------------------------
ADV A/S                                              Denmark               100
-----------------------------------------------------------------------------------------------------------------------
Bates A/S (Denmark)                                  Denmark               60
-----------------------------------------------------------------------------------------------------------------------
Bates Gruppen A/S (Denmark)                          Denmark               100
-----------------------------------------------------------------------------------------------------------------------
Ide Repro Aps                                        Denmark               100
-----------------------------------------------------------------------------------------------------------------------
Idea Import Aps                                      Denmark               60
-----------------------------------------------------------------------------------------------------------------------
New Age Reklame                                      Denmark               100
-----------------------------------------------------------------------------------------------------------------------
Norgaard Mikkelsen GmbH                              Denmark               100
-----------------------------------------------------------------------------------------------------------------------
Norgaard Mikkelsen Reklamebureau A/S                 Denmark               60
-----------------------------------------------------------------------------------------------------------------------
Norgard Bates Holding I/S                            Denmark               100
-----------------------------------------------------------------------------------------------------------------------
One Four One Denmark I/S                             Denmark               100
-----------------------------------------------------------------------------------------------------------------------
Plan Design A/S                                      Denmark               80
-----------------------------------------------------------------------------------------------------------------------
141 Blue Skies Limited                               England               100
-----------------------------------------------------------------------------------------------------------------------
Asset Marketing Ltd                                  England               100
-----------------------------------------------------------------------------------------------------------------------
Atlas Advertising Limited                            England               100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Bamber Forsyth Limited                               England               100
-----------------------------------------------------------------------------------------------------------------------
Bates Communications Limited                         England               100
-----------------------------------------------------------------------------------------------------------------------
Bates Direct  Limited                                England               100
-----------------------------------------------------------------------------------------------------------------------
Bates Europe Limited                                 England               100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Bates Healthcom Limited                              England               100
-----------------------------------------------------------------------------------------------------------------------
Bates Healthworld Limited                            England               100
-----------------------------------------------------------------------------------------------------------------------
Bates Integrated Communications Limited              England               100
-----------------------------------------------------------------------------------------------------------------------
Bates Overseas Holdings Limited                      England               100
-----------------------------------------------------------------------------------------------------------------------
Bates UK Limited                                     England               100       Material Subsidiary, Guarantor &
                                                                                                 Borrower
-----------------------------------------------------------------------------------------------------------------------
Brand Palace Limited                                 England               100
-----------------------------------------------------------------------------------------------------------------------
Brand Solutions Limited                              England               100
-----------------------------------------------------------------------------------------------------------------------


                                                        4


-----------------------------------------------------------------------------------------------------------------------
Business Communications International Group          England               100
Limited
-----------------------------------------------------------------------------------------------------------------------
C & F D (Holdings) Limited                           England               100
-----------------------------------------------------------------------------------------------------------------------
CCG Branding + Design Limited                        England               100
-----------------------------------------------------------------------------------------------------------------------
CCG.XM (UK) Limited                                  England               100
-----------------------------------------------------------------------------------------------------------------------
CCG.XM Holdings Limited                              England               100
-----------------------------------------------------------------------------------------------------------------------
CCG.XM Limited                                       England               100
-----------------------------------------------------------------------------------------------------------------------
Clarion Communications (Consumer P.R.)               England               100
Limited
-----------------------------------------------------------------------------------------------------------------------
Clarion Communications (Corporate P.R.)              England               100
Limited
-----------------------------------------------------------------------------------------------------------------------
Clarion Communications (P.R.) Limited                England               100
-----------------------------------------------------------------------------------------------------------------------
Clarion Communications (Sponsorship) Limited         England               100
-----------------------------------------------------------------------------------------------------------------------
Colwood House Medical Publications (U.K.)            England               100
Limited
-----------------------------------------------------------------------------------------------------------------------
Communicator One Limited                             England               100
-----------------------------------------------------------------------------------------------------------------------
Communicator Three Limited                           England               100
-----------------------------------------------------------------------------------------------------------------------
Connect One Limited                                  England               100
-----------------------------------------------------------------------------------------------------------------------
Cordiant Communications Group plc                    England               N/A         Parent, Guarantor & Borrower
-----------------------------------------------------------------------------------------------------------------------
Cordiant Communications Group Trustees               England               100
Limited
-----------------------------------------------------------------------------------------------------------------------
Cordiant DevelopmentsLimited                         England               100
-----------------------------------------------------------------------------------------------------------------------
Cordiant Group Limited                               England               100
-----------------------------------------------------------------------------------------------------------------------
Cordiant Overseas Holdings Limited                   England               100
-----------------------------------------------------------------------------------------------------------------------
Cordiant Pension Trustee Company Limited             England               100
-----------------------------------------------------------------------------------------------------------------------
Cordiant Property Holdings Limited                   England               100
-----------------------------------------------------------------------------------------------------------------------
Corporate & Financial Design Limited                 England               100
-----------------------------------------------------------------------------------------------------------------------
Deckchair Studio Limited                             England               100
-----------------------------------------------------------------------------------------------------------------------
Dr. Puttner and Bates Limited                        England               100
-----------------------------------------------------------------------------------------------------------------------
Effective Sales Personnel Limited                    England               100
-----------------------------------------------------------------------------------------------------------------------
Euromedia Express Limited                            England               100
-----------------------------------------------------------------------------------------------------------------------
Face to Face Communications Limited                  England               100
-----------------------------------------------------------------------------------------------------------------------
Financial Dynamics Holdings Limited                  England               100
-----------------------------------------------------------------------------------------------------------------------
Financial Dynamics Limited                           England               100
-----------------------------------------------------------------------------------------------------------------------
Fitch Consultancy Services Limited                   England               100
-----------------------------------------------------------------------------------------------------------------------
Fitch Design Consultants Limited                     England               100
-----------------------------------------------------------------------------------------------------------------------
Fitch International Limited                          England               100
-----------------------------------------------------------------------------------------------------------------------
Fitch Limited                                        England               100
-----------------------------------------------------------------------------------------------------------------------
Garrott Dorland Crawford Holdings Limited            England               100
-----------------------------------------------------------------------------------------------------------------------


                                                        5


-----------------------------------------------------------------------------------------------------------------------
Global Trading EnterprisesLimited                    England               100
-----------------------------------------------------------------------------------------------------------------------
Hamilton Perry Conferences Limited                   England               100
-----------------------------------------------------------------------------------------------------------------------
Headcount Interim Solutions Ltd                      England               100
-----------------------------------------------------------------------------------------------------------------------
Headcount Worldwide Field Marketing Limited          England               100
-----------------------------------------------------------------------------------------------------------------------
Healthworld Holdings Limited                         England               100
-----------------------------------------------------------------------------------------------------------------------
Healthworld UK Holdings Limited                      England               100
-----------------------------------------------------------------------------------------------------------------------
Herman Beasley Advertising Limited                   England               100
-----------------------------------------------------------------------------------------------------------------------
ICM International Limited                            England               100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Imagerefinery Limited                                England               100
-----------------------------------------------------------------------------------------------------------------------
Interstar Holdings Limited                           England               100
-----------------------------------------------------------------------------------------------------------------------
Lighthouse Holdings (UK) Limited                     England               100
-----------------------------------------------------------------------------------------------------------------------
Milton Marketing Group Limited                       England               100
-----------------------------------------------------------------------------------------------------------------------
Milton Marketing Limited                             England               100
-----------------------------------------------------------------------------------------------------------------------
Milton Public Relations Limited                      England               100
-----------------------------------------------------------------------------------------------------------------------
Newdesign Participacoes Ltda                         England               50
-----------------------------------------------------------------------------------------------------------------------
PDM Communications Limited                           England               100
-----------------------------------------------------------------------------------------------------------------------
Product Solutions Limited                            England               100
-----------------------------------------------------------------------------------------------------------------------
Propose Two Limited                                  England               100
-----------------------------------------------------------------------------------------------------------------------
PSD Associates Limited                               England               100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS London Limited                      England               100
-----------------------------------------------------------------------------------------------------------------------
Secure Two Limited                                   England               100
-----------------------------------------------------------------------------------------------------------------------
Swot Plus Limited                                    England               100
-----------------------------------------------------------------------------------------------------------------------
Ted Bates Holdings Limited                           England               100
-----------------------------------------------------------------------------------------------------------------------
The Decision Shop Limited                            England               100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
XMSS Limited                                         England               100
-----------------------------------------------------------------------------------------------------------------------
Bates Advertising Helsinki Oy                        Finland               100
-----------------------------------------------------------------------------------------------------------------------
Bates Advertising Turku Oy                           Finland               100
-----------------------------------------------------------------------------------------------------------------------
BSB GrafiteamOy                                      Finland               100
-----------------------------------------------------------------------------------------------------------------------
141 France SA                                        France                80
-----------------------------------------------------------------------------------------------------------------------
Bates France SA                                      France               99.98
-----------------------------------------------------------------------------------------------------------------------
Bates Healthworld S.A.                               France                100
-----------------------------------------------------------------------------------------------------------------------
Bates SA                                             France               99.96
-----------------------------------------------------------------------------------------------------------------------
Fitch                                                France                100
-----------------------------------------------------------------------------------------------------------------------
Fitch Vendome                                        France                100
-----------------------------------------------------------------------------------------------------------------------


                                                       6


-----------------------------------------------------------------------------------------------------------------------
Fitch-Peclers GIE                                    France                100
-----------------------------------------------------------------------------------------------------------------------
HFT SA                                               France                80
-----------------------------------------------------------------------------------------------------------------------
Katchina Production SARL                             France                100
-----------------------------------------------------------------------------------------------------------------------
Morgen-Walke Europe S.A.                             France                100
-----------------------------------------------------------------------------------------------------------------------
Peclers Paris SA                                     France               99.5
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Paris S.A.R.L.                      France                100
-----------------------------------------------------------------------------------------------------------------------
141 Dialog Direktmarketing (Germany) GmbH            Germany               100
-----------------------------------------------------------------------------------------------------------------------
141 Germany Promotion & Communication GmbH           Germany               100
-----------------------------------------------------------------------------------------------------------------------
AdServ Agentur fur Marketing GmbH & Co KG            Germany               100
-----------------------------------------------------------------------------------------------------------------------
AdService GmbH                                       Germany              80.4
-----------------------------------------------------------------------------------------------------------------------
Appel Grafik Berlin GmbH                             Germany               50
-----------------------------------------------------------------------------------------------------------------------
Appel Grafik Hamburg GmbH                            Germany               50
-----------------------------------------------------------------------------------------------------------------------
Bates Deutschland Holding GmbH                       Germany               100       Material Subsidiary, Guarantor &
                                                                                                 Borrower
-----------------------------------------------------------------------------------------------------------------------
Bates Germany Werbeagentur GmbH                      Germany               100
-----------------------------------------------------------------------------------------------------------------------
Bonig & Yamaoka GmbH                                 Germany               80
-----------------------------------------------------------------------------------------------------------------------
Cordiant Holdings GmbH                               Germany               100
-----------------------------------------------------------------------------------------------------------------------
CULTNET AG                                           Germany               100
-----------------------------------------------------------------------------------------------------------------------
Customer Focus Agentur fur Handelsmarketing          Germany               100
GmbH
-----------------------------------------------------------------------------------------------------------------------
Deep Blue Networks AG                                Germany               100
-----------------------------------------------------------------------------------------------------------------------
einszueins Kommunikation & Dialog GmbH               Germany               100
-----------------------------------------------------------------------------------------------------------------------
EMC Starke und Gerlach GmbH                          Germany              50.8
-----------------------------------------------------------------------------------------------------------------------
InterBates Beteiligungsges mbh                       Germany              99.9
-----------------------------------------------------------------------------------------------------------------------
InterCom Customer Relations GmbH & Co KG             Germany              99.8
-----------------------------------------------------------------------------------------------------------------------
InterCom Management GmbH                             Germany               100
-----------------------------------------------------------------------------------------------------------------------
InterCom Management GmbH & Co Holding KG             Germany               80
-----------------------------------------------------------------------------------------------------------------------
ISP Innovative Sale Promotion GmbH                   Germany               50
-----------------------------------------------------------------------------------------------------------------------
MARKET LAB AG                                        Germany               100
-----------------------------------------------------------------------------------------------------------------------
Metagate GmbH                                        Germany               80
-----------------------------------------------------------------------------------------------------------------------
milleMedia Beratungs und Werbeagentur fur            Germany               51
neue Medien GmbH
-----------------------------------------------------------------------------------------------------------------------
Morgen-Walke Scior Beteiligungsgesellschaft          Germany               72
des burgerlichen Rechts
-----------------------------------------------------------------------------------------------------------------------
Morgen-Walke Scior GmbH                              Germany              74.8
-----------------------------------------------------------------------------------------------------------------------
Network Atlas GmbH                                   Germany               100
-----------------------------------------------------------------------------------------------------------------------


                                                        7


-----------------------------------------------------------------------------------------------------------------------
Plato GmbH                                           Germany               84
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Berlin GmbH                         Germany               85
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Group GmbH                          Germany               100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Hamburg GmbH                        Germany               100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS International GmbH                  Germany               100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Neumarkt GmbH                       Germany               100
-----------------------------------------------------------------------------------------------------------------------
Steinhoft Pre-Press GmbH                             Germany               80
-----------------------------------------------------------------------------------------------------------------------
XCEED! Agentur fur Medienberatung und                Germany               100
innovative Kommikation GmbH
-----------------------------------------------------------------------------------------------------------------------
Bates Hellas Advertising S.A.                        Greece                100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Athens S.P.LL.C.                    Greece                100
-----------------------------------------------------------------------------------------------------------------------
Communicator Sports & Entertainment, Inc             Hawaii                100
-----------------------------------------------------------------------------------------------------------------------
141 Limited (Hong Kong)                             Hong Kong              100
-----------------------------------------------------------------------------------------------------------------------
Bates China Limited                                 Hong Kong             99.1
-----------------------------------------------------------------------------------------------------------------------
Bates Direct Limited (Hong Kong)                    Hong Kong              100
-----------------------------------------------------------------------------------------------------------------------
Bates Hong Kong Limited                             Hong Kong              100
-----------------------------------------------------------------------------------------------------------------------
Bates Worldwide Limited (Hong Kong)                 Hong Kong              100
-----------------------------------------------------------------------------------------------------------------------
bgx Limited (Hong Kong)                             Hong Kong              100
-----------------------------------------------------------------------------------------------------------------------
CCG.XM Limited (Hong Kong)                          Hong Kong              100
-----------------------------------------------------------------------------------------------------------------------
Posterlink Limited                                  Hong Kong              100
-----------------------------------------------------------------------------------------------------------------------
USP Direct Limited (Hong Kong)                      Hong Kong              100
-----------------------------------------------------------------------------------------------------------------------
Zenith Media Limited (Hong Kong)                    Hong Kong              100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Budapest Kft                        Hungary               100
-----------------------------------------------------------------------------------------------------------------------
Bates India Limited                                   India               99.9
-----------------------------------------------------------------------------------------------------------------------
Bates Investment India Limited                        India               99.9
-----------------------------------------------------------------------------------------------------------------------
Zenith Media Limited (India)                          India                100
-----------------------------------------------------------------------------------------------------------------------
PT. Bates Mulia Indonesia                           Indonesia              100
-----------------------------------------------------------------------------------------------------------------------
141 Network Limited                                  Ireland               100
-----------------------------------------------------------------------------------------------------------------------
Bates Ireland (Advertising) Limited                  Ireland               100
-----------------------------------------------------------------------------------------------------------------------
Bates Ireland Advertising Group Limited              Ireland               100
-----------------------------------------------------------------------------------------------------------------------
Drumgoff Holdings Limited                            Ireland               100
-----------------------------------------------------------------------------------------------------------------------
Hunter Production (Dublin) Limited                   Ireland               100
-----------------------------------------------------------------------------------------------------------------------
Imagecom Graphics Limited                            Ireland               100
-----------------------------------------------------------------------------------------------------------------------
John Hunter Limited                                  Ireland               100
-----------------------------------------------------------------------------------------------------------------------


                                                        8


-----------------------------------------------------------------------------------------------------------------------
Pembroke Publicity Limited                           Ireland               100
-----------------------------------------------------------------------------------------------------------------------
Antonini & Associati S.r.l.                           Italy                70
-----------------------------------------------------------------------------------------------------------------------
Bates Healthworld S.r.l.                              Italy                70
-----------------------------------------------------------------------------------------------------------------------
Bates Italia SPA                                      Italy                100
-----------------------------------------------------------------------------------------------------------------------
One Four One Italia S.r.l.                            Italy                100
-----------------------------------------------------------------------------------------------------------------------
Bates Yomiko Inc                                      Japan                51
-----------------------------------------------------------------------------------------------------------------------
Diamond Ad. Limited                            Korea, Republic of          80               Material Subsidiary
-----------------------------------------------------------------------------------------------------------------------
AMS Dorland Integrated Sdn Bhd                      Malaysia               51
-----------------------------------------------------------------------------------------------------------------------
Art & Magic Sdn Bhd                                 Malaysia               100
-----------------------------------------------------------------------------------------------------------------------
Bates (Malaysia) Sdn Bhd                            Malaysia               51
-----------------------------------------------------------------------------------------------------------------------
Equinox Media Sdn Bhd                               Malaysia               100
-----------------------------------------------------------------------------------------------------------------------
Kobs & Draft Asia Sdn Bhd                           Malaysia               100
-----------------------------------------------------------------------------------------------------------------------
One Four One (Malaysia) Sdn Bhd                     Malaysia               100
-----------------------------------------------------------------------------------------------------------------------
Underline Design Group (M) Sdn Bhd                  Malaysia               100
-----------------------------------------------------------------------------------------------------------------------
USP Direct Sdn Bhd                                  Malaysia               100
-----------------------------------------------------------------------------------------------------------------------
XM Expanded Media Sdn Bhd                           Malaysia               100
-----------------------------------------------------------------------------------------------------------------------
Zenith Media Services (M) Sdn. Bhd                  Malaysia               100
-----------------------------------------------------------------------------------------------------------------------
Bates Myanmar Limited                                Myanmar              99.86
-----------------------------------------------------------------------------------------------------------------------
141 Amsterdam BV                                   Netherlands             100
-----------------------------------------------------------------------------------------------------------------------
Akron Reclame En Marketing B.V.                    Netherlands             100
-----------------------------------------------------------------------------------------------------------------------
Bates Nederland Holding BV                         Netherlands             65
-----------------------------------------------------------------------------------------------------------------------
Bates Not Just Film B.V.                           Netherlands             100
-----------------------------------------------------------------------------------------------------------------------
Chafma B.V.                                        Netherlands             100
-----------------------------------------------------------------------------------------------------------------------
Cordiant Finance BV                                Netherlands             100
-----------------------------------------------------------------------------------------------------------------------
Cordiant Holdings BV                               Netherlands             100
-----------------------------------------------------------------------------------------------------------------------
Healthworld BV                                     Netherlands            95.08
-----------------------------------------------------------------------------------------------------------------------
Loendersloot B.V.                                  Netherlands             100
-----------------------------------------------------------------------------------------------------------------------
Promotion Makers B.V.                              Netherlands             100
-----------------------------------------------------------------------------------------------------------------------
141 Palace Plus Limited                            New Zealand             100
-----------------------------------------------------------------------------------------------------------------------
Bates New Zealand Limited                          New Zealand             100
-----------------------------------------------------------------------------------------------------------------------
George Pattersons Advertising New Zealand          New Zealand             100
Limited
-----------------------------------------------------------------------------------------------------------------------
Gestro Horne Limited                               New Zealand             100
-----------------------------------------------------------------------------------------------------------------------
One to One Limited                                 New Zealand             100
-----------------------------------------------------------------------------------------------------------------------
The Communications Group Limited                   New Zealand             100
-----------------------------------------------------------------------------------------------------------------------


                                                         9


-----------------------------------------------------------------------------------------------------------------------
The Media Palace Limited                           New Zealand             100
-----------------------------------------------------------------------------------------------------------------------
Adaptus International Limited                      New Zealand             100
-----------------------------------------------------------------------------------------------------------------------
Av-Kontakt AS                                        Norway                100
-----------------------------------------------------------------------------------------------------------------------
Bates AS (Norway)                                    Norway                100
-----------------------------------------------------------------------------------------------------------------------
Bates Production AS                                  Norway                100
-----------------------------------------------------------------------------------------------------------------------
Bates-gruppen AS (Norway)                            Norway                100
-----------------------------------------------------------------------------------------------------------------------
Kontoret Reklamebyra AS                              Norway                51
-----------------------------------------------------------------------------------------------------------------------
Zenith Media Norge AS                                Norway                100
-----------------------------------------------------------------------------------------------------------------------
Bates Peru S.A.                                       Peru                 80
-----------------------------------------------------------------------------------------------------------------------
One Four One Inc                                   Philippines            99.69
-----------------------------------------------------------------------------------------------------------------------
Bates Poland Sp. z.o.o                               Poland                100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS WARSZAWA Sp z.o.o                   Poland                100
-----------------------------------------------------------------------------------------------------------------------
Bates Portugal-Publicidade E Marketing, LDA         Portugal               76
-----------------------------------------------------------------------------------------------------------------------
141 Romania SRL                                      Romania               100
-----------------------------------------------------------------------------------------------------------------------
Bates Romania SRL                                    Romania               100
-----------------------------------------------------------------------------------------------------------------------
Thistle Field Marketing Limited                     Scotland               100
-----------------------------------------------------------------------------------------------------------------------
Bates Indochina Pte Ltd                             Singapore              100
-----------------------------------------------------------------------------------------------------------------------
Bates Singapore Pte Ltd                             Singapore              100
-----------------------------------------------------------------------------------------------------------------------
CCG.XM Pte Ltd                                      Singapore              100
-----------------------------------------------------------------------------------------------------------------------
One Four One Design Pte Ltd                         Singapore              100
-----------------------------------------------------------------------------------------------------------------------
One Four One Singapore Pte Limited                  Singapore              100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Singapore Pte Limited              Singapore              100
-----------------------------------------------------------------------------------------------------------------------
Zenith Media Indochina Pte Ltd                      Singapore              100
-----------------------------------------------------------------------------------------------------------------------
Blgk Bates (Pty) Limited                          South Africa             90
-----------------------------------------------------------------------------------------------------------------------
Grapplegroup 141 Pty Limited                      South Africa            95.99
-----------------------------------------------------------------------------------------------------------------------
Talk Bates (Pty) Limited                          South Africa             100
-----------------------------------------------------------------------------------------------------------------------
141 Camarote SL                                       Spain                100
-----------------------------------------------------------------------------------------------------------------------
BSB Publicidad Asturias, SL                           Spain                51.
-----------------------------------------------------------------------------------------------------------------------
BSB Publicidad Tenerife, S.L.                         Spain                51.
-----------------------------------------------------------------------------------------------------------------------
BSB Publicidad, S.A.                                  Spain                100
-----------------------------------------------------------------------------------------------------------------------
Consultants in Pharmaceutical Advertising             Spain                100
Espana, S.L.
-----------------------------------------------------------------------------------------------------------------------
Cordiant Advertising Holding SA                       Spain                100
-----------------------------------------------------------------------------------------------------------------------
Customer Focus S.L.                                   Spain                100
-----------------------------------------------------------------------------------------------------------------------
Delvico 2in SL                                        Spain                75
-----------------------------------------------------------------------------------------------------------------------


                                                       10


-----------------------------------------------------------------------------------------------------------------------
Delvico Bates Barcelona, S.A.                         Spain                100
-----------------------------------------------------------------------------------------------------------------------
Delvico Bates S.A.                                    Spain                100
-----------------------------------------------------------------------------------------------------------------------
Digital Bates SL                                      Spain                51
-----------------------------------------------------------------------------------------------------------------------
Promopoma, S.L.                                       Spain                100
-----------------------------------------------------------------------------------------------------------------------
Rodergas, Barrera Y Asociados, S.A.                   Spain                100
-----------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Madrid S.A.                          Spain                100
-----------------------------------------------------------------------------------------------------------------------
AB Frigga                                            Sweden                100
-----------------------------------------------------------------------------------------------------------------------
Adaptus International Stockholm AB                   Sweden                100
-----------------------------------------------------------------------------------------------------------------------
Backer Spielvogel Bates Goteborg AB                  Sweden                100
-----------------------------------------------------------------------------------------------------------------------
Backer Spielvogel Bates Helsinborg AB                Sweden                100
-----------------------------------------------------------------------------------------------------------------------
Bates Sweden AB                                      Sweden                100
-----------------------------------------------------------------------------------------------------------------------
Cronert & Co AB                                      Sweden                100
-----------------------------------------------------------------------------------------------------------------------
Old Bates AB                                         Sweden                100
-----------------------------------------------------------------------------------------------------------------------
Bates Taiwan Co. Ltd                           Taiwan Province of         99.99
                                                      China
-----------------------------------------------------------------------------------------------------------------------
141 (Thailand) Co Limited                         Thailand                99.93
-----------------------------------------------------------------------------------------------------------------------
Almost Real, Inc                                  USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
Avid Productions, Inc                             USA, Illinois            100
-----------------------------------------------------------------------------------------------------------------------
Bates Advertising USA, Inc                        USA, New York            100        Material Subsidiary & Guarantor
-----------------------------------------------------------------------------------------------------------------------
Bates Churchill Advertising, Inc                  USA, Texas               100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Bates Churchill Public Relations, Inc             USA, Texas               100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Bates Healthworld, Inc                            USA, New York            100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Bates Travel and Tourism, Inc                     USA, Georgia             100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Bates Worldwide (Delaware), Inc                   USA, Delaware            100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Bates Worldwide, Inc                              USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
Black Cat Graphics Inc                            USA, New York            100
-----------------------------------------------------------------------------------------------------------------------
Brand Research Corporation                        USA, New York            100
-----------------------------------------------------------------------------------------------------------------------
BSB Club Bar, Inc                                 USA, New York            100
-----------------------------------------------------------------------------------------------------------------------
Calla Music, Inc                                  USA, New York            100
-----------------------------------------------------------------------------------------------------------------------
CCG.XM Holdings, Inc                              USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
CCG.XM, Inc                                       USA, Delaware            100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Channelex, Inc                                    USA, New York            100
-----------------------------------------------------------------------------------------------------------------------
Communicator Incentive Travel, Inc                USA, California          100
-----------------------------------------------------------------------------------------------------------------------
Communicator Merchandise, Inc                     USA, California          100
-----------------------------------------------------------------------------------------------------------------------
Communicator Sports & Entertainment, Inc          USA, California          100
-----------------------------------------------------------------------------------------------------------------------


                                                       11


-----------------------------------------------------------------------------------------------------------------------
Communicator, Inc                                 USA, Illinois            100
-----------------------------------------------------------------------------------------------------------------------
Cordiant Communications Group Worldwide, Inc      USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
Cordiant Finance, Inc                             USA, Delaware            100                    Issuer
-----------------------------------------------------------------------------------------------------------------------
Cordiant US Holdings, Inc                         USA, Delaware            100             Guarantor & Borrower
-----------------------------------------------------------------------------------------------------------------------
Donino White & Partners, Inc                      USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
Drummer Associates, Inc                           USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
DWP Bates Technology LLC                          USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
Falk Healthworld Inc                              USA, Delaware            100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Fitch, Inc                                        USA, Ohio                100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Fitch AAD Inc.                                    USA, Arizona             100
-----------------------------------------------------------------------------------------------------------------------
GHBM Inc                                          USA, New York            100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Headcount LLC                                     USA, Delaware            85
-----------------------------------------------------------------------------------------------------------------------
Healthworld Corporation Inc.                      USA, Delaware            100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Healthworld International Holdings Inc            USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
HGH Limited, Inc                                  USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
Ideascope Associates, Inc                      USA, Massachusetts          100
-----------------------------------------------------------------------------------------------------------------------
Interactive Edge, Inc                             USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
Interiors for Architecture, Ltd                   USA, Arizona             100
-----------------------------------------------------------------------------------------------------------------------
Lighthouse Global Network Inc                     USA, Delaware            100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Medical Education Technologies Inc                USA, New York            100
-----------------------------------------------------------------------------------------------------------------------
MicroArts Corporation                          USA, New Hampshire          100
-----------------------------------------------------------------------------------------------------------------------
Morgen-Walke Associates, Inc                      USA, New York            100                   Guarantor
-----------------------------------------------------------------------------------------------------------------------
Orion Marketing Alliance, Inc.                    USA, Delaware            100
-----------------------------------------------------------------------------------------------------------------------
Primo Angeli Inc                                 USA, California           100
-----------------------------------------------------------------------------------------------------------------------
S&S CEM, Inc                                      USA, New York            100
-----------------------------------------------------------------------------------------------------------------------
Sportswave, Inc                                 USA, Pennsylvania          100
-----------------------------------------------------------------------------------------------------------------------
Ted Bates Worldwide, Inc.                         USA, New York            100
-----------------------------------------------------------------------------------------------------------------------
The Decision Shop, Inc                            USA, New York            100
-----------------------------------------------------------------------------------------------------------------------
The Leonhardt Group, Inc                         USA, Washington           100
-----------------------------------------------------------------------------------------------------------------------
TLG Print Services, Inc                          USA, Washington           100
-----------------------------------------------------------------------------------------------------------------------
One Four One Vietnam Limited                         Vietnam               100
-----------------------------------------------------------------------------------------------------------------------


*   Percentage of voting share share capital held by members of the Group

** Determination of Material Subsidiaries, as defined, has been based on 2000 audited financial statements of each such Subsidiary and the Group respectively

                                                         13
Affiliates:

--------------------------------------------------------------------------------------------------------------------
Entity                                           Jurisdiction of      Percentage Group      Additional Comments
                                                 Incorporation           Ownership
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Ad Selective S.A.                                   Argentina              50
--------------------------------------------------------------------------------------------------------------------
Blood Sweat & Tears Creative Communications         Australia              49
Pty Limited
--------------------------------------------------------------------------------------------------------------------
Colors Pty Limited                                  Australia              40
--------------------------------------------------------------------------------------------------------------------
Softmedia Limited                                    England               40
--------------------------------------------------------------------------------------------------------------------
The Facilities Group Limited                         England               30
--------------------------------------------------------------------------------------------------------------------
Zenith Media Holdings Limited                        England               50
--------------------------------------------------------------------------------------------------------------------
Deep Blue Networks AG                                Germany              34.48
--------------------------------------------------------------------------------------------------------------------
InterScreen GmbH Training fur Vertrieb und           Germany               45
Service
--------------------------------------------------------------------------------------------------------------------
John Warning Corporate Communications GmbH           Germany               40
--------------------------------------------------------------------------------------------------------------------
Advanced Media Services S.A.                         Greece                50
--------------------------------------------------------------------------------------------------------------------
Equinox Communications Limited                      Hong Kong              50
--------------------------------------------------------------------------------------------------------------------
Diamond Bates Korea Co., Limited               Korea, Republic of          40
--------------------------------------------------------------------------------------------------------------------
Bates Levant SAL                                     Lebanon               20
--------------------------------------------------------------------------------------------------------------------
Bates VIAG Saatchi & Saatchi Advertisng        Russian Federation          20
--------------------------------------------------------------------------------------------------------------------
Fitch Tropical Pte Ltd                              Singapore              50
--------------------------------------------------------------------------------------------------------------------
GE/Fitch Singapore pte Ltd                          Singapore              49
--------------------------------------------------------------------------------------------------------------------
Penta Communications Services (PTY) Limited       South Africa             29
--------------------------------------------------------------------------------------------------------------------
Bates (Thailand) Co Limited                         Thailand               49
--------------------------------------------------------------------------------------------------------------------
Power Response Limited                              Thailand               49
--------------------------------------------------------------------------------------------------------------------
Bates Pan Gulf LLC                            United Arab Emirates         30
--------------------------------------------------------------------------------------------------------------------
Polymer Solutions, Inc                            USA, Delaware            50
--------------------------------------------------------------------------------------------------------------------
Media 2000 Limited                            Virgin Islands, U.S.         20
--------------------------------------------------------------------------------------------------------------------

Directors & Officers of Cordiant Communications Group plc:

------------------------------ --------------------------------------------------- ---------------------------
                               Name                                                           Position
------------------------------ --------------------------------------------------- ---------------------------
Directors:                     Mr. Charles Thomas Scott                                     Chairman
------------------------------ --------------------------------------------------- ---------------------------
                               Mr. Michael Bungey                                   Chief Executive Officer
------------------------------ --------------------------------------------------- ---------------------------
                               Mr. Arthur Edward D'Angelo                               Finance Director
------------------------------ --------------------------------------------------- ---------------------------
                               Mr. Jean de Yturbe                                      Executive Director
------------------------------ --------------------------------------------------- ---------------------------
                               Mr. Peter Martin Schoning                               Executive Director
------------------------------ --------------------------------------------------- ---------------------------
                               Mr. Ian Lindsay Smith                                   Executive Director
------------------------------ --------------------------------------------------- ---------------------------
                               Mr. William J Whitehead                                 Executive Director
------------------------------ --------------------------------------------------- ---------------------------
                               Mr. John Dudley Fishburn                              Non-executive Director
------------------------------ --------------------------------------------------- ---------------------------
                               Prof. Theodore Levitt                                 Non-executive Director
------------------------------ --------------------------------------------------- ---------------------------
                               Dr. Rolf Willhelm Stomberg                            Non-executive Director
------------------------------ --------------------------------------------------- ---------------------------
                               Mr. James Michael Tyrell                              Non-executive Director
------------------------------ --------------------------------------------------- ---------------------------

------------------------------ --------------------------------------------------- ---------------------------
Officers:                      Miss Denise Williams                                    Company Secretary
------------------------------ --------------------------------------------------- ---------------------------
                               Mr. Andrew Boland                                    Deputy Finance Director
------------------------------ --------------------------------------------------- ---------------------------


                                                                    SCHEDULE 5.5





                                            Financial Statements



                                            2000 Interim Results

                                            1999 Annual Report

                                            1998 Annual Report

                                            1997 Annual Report

                                                                   Schedule 5.15


                      Borrowed Money as at 28 February 2001
                 Sterling million, cash basis @ period end rate

                                                                         Borrowed
                                                                            Money    Notes:
3rd Party Borrowings

Cordiant Communications Group plc        - Bank Credit Facility           (121.5)*   Parent, Guarantor & Borrower
                                             Revolver
Bates UK Ltd                             - Bank Credit Facility            (86.0)    Guarantor & Borrower
                                             Revolver drawing
Bates UK Ltd                             - Bank Credit Facility             (0.1)    Guarantor & Borrower
                                             Overdraft
Cordiant US Holdings Inc.                - Bank Credit Facility             (5.4)    Guarantor & Borrower
                                             Swingline
Diamond Ad Ltd                           - Debenture Debt                  (11.0)
Bamber Forsyth Ltd                       - Overdraft facility               (0.3)
PSD Associates Ltd                       - Term loan facility               (0.1)
Intercom Holdings GmbH & Co. KG          - Overdraft facility               (1.1)
NewComm Bates Communicacao Intergrada    - Term loan facility               (1.1)
AHA Puttner Bates Werbeagentur GmbH      - Overdraft facility               (1.0)
Bates (AS) Norway                        - Overdraft facility               (0.9)
Bates India Ltd                          - Term loan facility               (0.7)
Bates Yomiko Inc                         - Term loan facility               (0.6)
Bates Sweden AB                          - Overdraft facility               (0.2)
Bates SA                                 - Overdraft facility               (0.2)
Bates Italy SPA                          - Overdraft facility               (0.2)
Bates Poland Sp. z.o.o                   - Overdraft facility               (0.1)
                                                                        ---------

Total 3rd Party Borrowings                                                (230.7)
                                                                         --------

Finance Lease Obligations

PSD Associates Ltd                       - Finance Lease obligations        (0.1)
Scholz & Friends London Ltd              - Finance Lease obligations        (0.1)
Bates A/S (Norway)                       - Finance Lease obligations        (0.2)
Bates Portugal - Publicidade E           - Finance Lease obligations        (0.1)
Marketing LDA
Scholz & Friends Berlin GmbH             - Finance Lease obligations        (0.2)
Scholz & Friends Hamburg GmbH            - Finance Lease obligations        (1.6)
Bates Hong Kong Ltd                      - Finance Lease obligations        (0.2)
Expanded Media Holdings Pty Ltd          - Finance Lease obligations        (0.3)
Fitch Ltd                                - Finance Lease obligations        (0.1)
Morgen-Walke Associates, Inc.            - Finance Lease obligations        (0.1)
                                                                         --------

Total Finance Lease Obligations                                             (3.0)
                                                                          -------
Derivative Contracts

Cordiant Communications Group plc        - Derivative Contracts            (42.3)**
                                                                         --------

Total Derivative Contracts                                                 (42.3)
                                                                          -------

Total Borrowed Money                                                      (275.9)
                                                                          -------

                  Bank Credit Facilities as at 28 February 2001
                       Sterling million, @ period end rate
                                                                         Facility
Bank Credit Facilities                  Counterparty                       Level     Notes:
----------------------

Cordiant Communications Group plc       HSBC Bank plc as Agent            (121.5)*   Matures November 2001
Cordiant Communications Group plc       HSBC Bank plc as Agent            (156.3)    Matures November 2004
                                                                          -------

Total Bank Credit Facilities                                              (277.8)
                                                                          =======



* to be repaid using the proceeds of the note issue.
** notional gross principal of derivative contracts.